UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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QUICKLOGIC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUICKLOGIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 8, 2025

The Annual Meeting of Stockholders of QUICKLOGIC CORPORATION, a Delaware corporation (“QuickLogic” or the "Company"), will be held at the offices of QuickLogic at 2220 Lundy Avenue, San Jose, CA 95131, on Thursday, May 8, 2025, at 10:00 a.m., local time, for the following purposes:

1.	To elect two Class II directors, nominees Gary H. Tauss and Joyce Kim, for a term of three years expiring on the date on which our Annual Meeting of Stockholders is held in 2028;

2.

To approve an amendment of the QuickLogic Corporation 2009 Employee Stock Purchase Plan, as amended March 6, 2019, to increase the maximum number of shares of common stock available under such plan by 200,000;

3.	To approve an amendment of the QuickLogic Corporation 2019 Stock Plan, as amended May 12, 2021, to increase the maximum number of shares of common stock available under such plan by 1,100,000;

4.	To ratify the appointment of Frank, Rimerman + Co. LLP as QuickLogic’s independent registered public accounting firm for the fiscal year ending December 28, 2025; and

5.	To transact such other business as may properly come before the Annual Meeting, or at any and all adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on March 10, 2025, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any continuation, adjournments, or postponements thereof.

Again, this year, we are using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. This allows us to mail our stockholders a notice instead of a paper copy of the Proxy Statement and our 2024 Annual Report on Form 10-K. The notice contains instructions on how our stockholders may access our Proxy Statement and Annual Report over the Internet and how our stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, our 2024 Annual Report on Form 10-K, and a proxy card. Stockholders who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Employing this distribution process will help us to conserve natural resources and reduce the costs of printing and distributing our proxy materials. The Proxy Statement and form of proxy are being distributed and made available on or about March 27, 2025.

All stockholders are cordially invited to attend the Annual Meeting in person. You must present your proxy or voter instruction card or meeting notice for admission.

For the Board of Directors,

Brian C. Faith
President and Chief Executive Officer

San Jose, California

March 27, 2025

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE

PROMPTLY, SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

QUICKLOGIC CORPORATION

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

ABOUT THE ANNUAL GENERAL MEETING

General

This proxy statement is furnished by the Board of Directors (the “Board”) of QuickLogic Corporation, a Delaware corporation (“QuickLogic” or the “Company”), in connection with the Board's solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, May 8, 2025 at 10:00 a.m., local time, and at any and all continuation, adjournments, or postponements thereof (the “Annual Meeting”), for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of QuickLogic at 2220 Lundy Avenue, San Jose, CA 95131, on Thursday, May 8, 2025, at 10:00 a.m., local time, and the Company's telephone number at that address is (408) 990-4000. At the Annual Meeting, only stockholders of record at the close of business on March 10, 2025, the record date, will be entitled to vote. On March 10, 2025, QuickLogic’s outstanding capital stock consisted of 15,542,072 shares of common stock.

At the Annual Meeting, the stockholders will be asked:

1	To elect two Class II directors, nominees Gary H. Tauss and Joyce Kim, for a term of three years expiring on the date on which our Annual Meeting of Stockholders is held in 2028;
2

To approve an amendment of the QuickLogic Corporation 2009 Employee Stock Purchase Plan, as amended March 6, 2019, to increase the maximum number of shares of common stock available under such plan by 200,000;

3	To approve an amendment of the QuickLogic Corporation 2019 Stock Plan, as amended May 12, 2021, to increase the maximum number of shares of common stock available under such plan by 1,100,000;
4	To ratify the appointment of Frank, Rimerman + Co. LLP as QuickLogic’s independent registered public accounting firm for the fiscal year ending December 28, 2025

This Proxy Statement and form of proxy were first provided to stockholders entitled to vote at the Annual Meeting on or about March 27, 2025, together with our 2024 Annual Report to Stockholders.

Board’s Recommendation

Our Board of Directors recommends that you vote:

1.	“FOR” the election of the two nominated Class II directors, nominees Gary H. Tauss and Joyce Kim;

2.	“FOR” the approval of the amendment of the QuickLogic 2009 Employee Stock Purchase Plan to increase authorized shares of such plan by 200,000;

3.	“FOR” the approval of the amendment of the QuickLogic Corporation 2019 Stock Plan to increase authorized shares of such plan by 1,100,000;

4.	“FOR” the ratification of the appointment of Frank, Rimerman + Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2025.

Our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting, except those described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the proxy holders will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment on the matters.

Record Date, Stock Ownership and Voting

Only stockholders of record at the close of business on March 10, 2025, are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on March 10, 2025, there were outstanding and entitled to vote 15,542,072 shares of common stock. Each stockholder is entitled to one vote for each share of common stock held on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. Voting instructions are included on your notice of availability of proxy materials, proxy card, or voting instruction card.

Properly executed proxies received prior to the meeting, and subsequently not revoked, will be voted in accordance with the instructions on the proxy. Where no instructions are given, proxies will be voted "FOR" the election of the director nominees described herein and “FOR” the ratification of the appointment of the independent registered public accounting firm.

What’s required to approve each item?

Proposal 1: Election of Directors. Directors of the Company are elected by a plurality of the votes cast in contested and uncontested elections. The election at the Annual Meeting will be uncontested. “Plurality” means that the two individuals who receive the highest number of “FOR” votes will be elected as directors. You may vote either “FOR” or “WITHHOLD” your vote from any one or more of the nominees. Votes withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors. Any shares not voted by a stockholder will be treated as broker non-votes, and broker non-votes will have no effect on the results of the election of directors.

Proposal 2: Approval of Amendment of the Company’s 2009 Employee Stock Purchase Plan (“2009 ESPP Plan”).  The affirmative vote of a majority of the shares of common stock present (in person or by proxy) at the Annual Meeting and entitled to vote is required for the approval of the amendment of the Company’s 2009 ESPP Plan to increase the maximum aggregate number of shares of common stock available by two hundred thousand (200,000). Abstentions will have the effect of a vote against the proposal and broker non-votes will have no effect.

Proposal 3: Approval of Amendment of the Company’s 2019 Stock Plan ("2019 Plan")  The affirmative vote of a majority of the shares of common stock present (in person or by proxy) at the Annual Meeting and entitled to vote is required for the approval of the amendment of the Company's 2019 Stock Plan to increase the maximum aggregate number of shares of common stock available by one million one hundred thousand (1,100,000). Abstentions will have the effect of a vote against the proposal and broker non-votes will have no effect.

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of Frank, Rimerman + Co. LLP ("Frank, Rimerman") as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2025, will require the affirmative vote of a majority of the shares of common stock present (in person or by proxy) at the Annual Meeting and entitled to vote on the proposal. An abstention will have the effect of a vote against the ratification. Brokers will have discretionary authority to vote on Proposal 4 and, accordingly, there will be no broker non-votes for this proposal.

Will my shares be voted if I do not provide my proxy?

Under applicable rules, if you hold your shares through a brokerage firm, bank, or other nominee, and do not give instructions to that entity, it will still be able to vote your shares with respect to “discretionary” items, but it will not be allowed to vote your shares with respect to “non-discretionary” items. The ratification of Frank, Rimerman as our independent registered public accounting firm (Proposal 4) is considered to be a discretionary item under applicable rules and your brokerage firm, bank, or other nominee will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The remaining items of business at the Annual Meeting are “non-discretionary” and if you do not instruct your broker, bank, or other nominee how to vote with respect to such proposals, it may not vote with respect to these proposals and those shares will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a brokerage firm, bank, or other nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Please see “What’s required to approve each item?” for information regarding the vote required to approve the matters being considered at the Annual Meeting and the treatment of broker non-votes.

If you hold your shares through our transfer agent, Equiniti Trust Company, they will not be voted if you do not provide a proxy.

If your shares are held in street name, you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the Annual Meeting. To be able to vote your shares held in street name at the Annual Meeting, you will need to obtain a legal proxy card from the holder of record.

Voting Electronically via the Internet, by Telephone or by Mail

There are three ways to vote by proxy:

By Internet —Stockholders who have received a notice of the availability of the proxy materials by mail may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received the notice of the availability of the proxy materials by e-mail may submit proxies over the Internet by following the instructions included in the e-mail. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

By Telephone —Stockholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-800-690-6903 and following the instructions. Stockholders of record who have received a notice of availability of the proxy materials by mail must have the control number that appears on their notice available when voting. Stockholders of record who received notice of the availability of the proxy materials by e-mail must have the control number included in the e-mail available when voting. Stockholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Most of the stockholders, who are beneficial owners of their shares living in the United States or Canada and who have received a voting instruction card by mail may vote by phone by calling the number specified on the voting instruction card provided by their broker, trustee, or nominee. Those stockholders should check the voting instruction card for telephone voting availability.

By Mail —Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting To Be Held on May 8, 2025.

Our proxy materials including our Proxy Statement and 2024 Annual Report on Form 10-K are available on the internet and may be viewed free of charge and printed at www.proxydocs.com/QUIK.

Solicitation of Proxies

We have engaged Alliance Advisors, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $20,000 in total. We will also reimburse third-party brokerage firms, other custodians, nominees, and fiduciaries for their expenses in forwarding proxy and solicitation materials to stockholders.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our secretary a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Your presence at the Annual Meeting in and of itself is not sufficient to revoke your proxy. For shares you hold in street name, you may revoke your prior proxy by submitting new voting instructions to your broker or nominee.

No Right of Appraisal

Neither Delaware law nor our amended and restated certificate of incorporation provide for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at the Annual Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Quorum; Abstentions; Broker Non-Votes

The presence at the Annual Meeting, in person or by proxy, of the holders of at least one-third of the voting power of our stock outstanding on the record date will constitute a quorum. As of the close of business on the record date, there were 15,542,072 shares of our common stock outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. For the purpose of determining whether the stockholders have approved matters other than the election of directors (Proposal 1), abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Directors are elected based on a plurality of the votes cast. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted for determining the presence or absence of a quorum for conducting business but are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter.

Stockholder Nominations and Proposals for Candidates to the Board of Directors

The Nominating and Corporate Governance Committee of our Board of Directors has established policies and procedures, available on our website at https://ir.quicklogic.com/governance-docs, to consider recommendations for candidates to the Board of Directors from stockholders holding either (i) shares of the outstanding voting securities of the Company in an amount equal to at least $2,000 in market value or (ii) 1% of the Company’s outstanding voting securities continuously for at least one-year prior to the date of the submission of the recommendation. Recommendations received after the date that is 120 days prior to the one-year anniversary of the mailing of the previous year’s proxy statement will likely not be considered timely for consideration at that year’s annual meeting.

A stockholder that desires to recommend a candidate for election to the Board of Directors must direct the recommendation in writing to the Nominating and Corporate Governance Committee, care of the Chief Financial Officer, 2220 Lundy Avenue, San Jose, California 95131, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, and an explanation of the reasons why the stockholder believes this candidate is qualified for service on the Company’s Board of Directors. The stockholder must also provide such other information about the candidate that would be required by the Securities and Exchange Commission (“SEC”) rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The stockholder must submit proof of ownership of the requisite number of Company voting securities.

A stockholder that instead desires to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in Section 2.4 of the Company’s Bylaws and the rules and regulations of the SEC.

Deadlines for Submission of Other Stockholder Proposals and Proposals for Dissident Candidates to the Board of Director

Stockholders are entitled to present proposals for consideration at the next annual meeting of stockholders provided that they comply with the proxy rules promulgated by the SEC and our Bylaws.

Stockholders wishing to present a proposal for inclusion in the proxy statement relating to our 2026 Annual Meeting of Stockholders must submit such proposal to the corporate secretary of our company by the date that is 120 days prior to the one-year anniversary of the date on which this proxy is first mailed, in order to be considered timely for stockholder proposals to be included in such proxy statement, which date is November 27, 2025. Proposals received after this date will likely not be considered timely for consideration at that year’s annual meeting.

Stockholders wishing to recommend a proposal for a dissident candidate for election to the Board of Directors for inclusion in the proxy statement relating to our 2026 Annual Meeting of Stockholders must submit such proposal to the corporate secretary of our company by the date that is 120 days prior to the one-year anniversary of the date on which this proxy is first mailed, in order to be considered timely for nominations to be included in such proxy statement, which date is November 27, 2025. Proposals received after this date will likely not be considered timely for consideration at that year’s annual meeting.

Householding

Householding is a cost-saving procedure used by us and approved by the SEC. Under the householding procedure, we send only one Annual Report and Proxy Statement to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate Annual Report and Proxy Statement. A stockholder may notify us that the stockholder would like a separate Annual Report and Proxy Statement by telephone at (408) 990-4000 or at the following mailing address: 2220 Lundy Avenue, San Jose, California 95131, Attention: Investor Relations. If we receive such notification that the stockholder wishes to receive a separate Annual Report and Proxy Statement, we will promptly deliver such Annual Report and Proxy Statement. A separate proxy card is included in the materials for each stockholder of record. If you wish to update your participation in householding, beneficial owners should contact their broker and registered shareholders should contact our transfer agent Equiniti Trust Company at 1 (800) 468-9716.

PROPOSAL ONE

ELECTION OF DIRECTORS

QuickLogic’s Board of Directors (the “Board”) is currently comprised of six members, divided into three classes with overlapping three-year terms. As a result, a portion of our Board of Directors will be elected each year. Michael R. Farese and Andrew J. Pease have been designated as Class I directors whose terms expire at the 2027 Annual Meeting of Stockholders, Gary H. Tauss and Joyce Kim have been designated as Class II directors whose terms expire at the 2025 Annual Meeting of Stockholders, and Christine Russell and Brian C. Faith have been designated as Class III directors whose terms expire at the  2026 Annual Meeting of Stockholders. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. There are no family relationships between any of our directors or executive officers.

Nominees for Class II Directors

Two Class II directors are to be elected at this Annual Meeting of Stockholders for a three-year term ending in 2028. Pursuant to action by the Nominating and Corporate Governance Committee, the Board of Directors has nominated Gary H. Tauss and Joyce Kim. Unless otherwise instructed, the persons acting as proxies intend to vote proxies received by them for the election of Gary H. Tauss and Joyce Kim. QuickLogic expects that Gary H. Tauss and Joyce Kim will serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the Nominating and Corporate Governance Committee of the Board of Directors. The term of office of each person elected as director will continue until such director’s term expires in 2028 or until such director’s successor has been elected and qualified or until such director’s earlier death, resignation, or removal.

Vote Required and Board of Directors' Recommendation

The two nominees receiving the highest number of affirmative votes shall be elected directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business but have no other legal effect in the election of directors under Delaware law.

Directors of the Company are elected by a plurality of the votes cast in contested and uncontested elections. The election at the Annual Meeting will be uncontested. “Plurality” means that the two individuals who receive the highest number of “FOR” votes will be elected as directors. You may vote either “FOR” or “WITHHOLD” your vote from any one or more of the nominees. Votes withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors. Any shares not voted by a stockholder will be treated as broker non-votes, and broker non-votes will have no effect on the results of the election of directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"

THE CLASS II DIRECTOR NOMINEES LISTED ABOVE.

Directors and Nominees for Director

The following table sets forth information concerning the nominees for Class II director.

Nominees for Class II Director

Name	Age	Position
Gary Tauss	70	Director
Joyce Kim	54	Director

Gary H. Tauss has been serving as a member of our Board of Directors since June 2002. Mr. Tauss has also served as a board member for Hootsuite Inc., a social media dashboard company from January 2010 to 2020 and currently as a board observer. In January 2017, Mr. Tauss joined the board of NetForecast, Inc., a network infrastructure performance and customer satisfaction monitoring and analysis firm. From January 2010 to March 2014, Mr. Tauss served as the Executive Director and Chief Executive Officer of BizTech, a not-for-profit technology-focused business incubator. From October 2006 until February 2008, Mr. Tauss served as President and Chief Executive Officer of Mobidia Technology, Inc., a provider of performance management software that enables wireless operators to provide users with high-quality mobile content. From May 2005 until the sale of its assets to Transaction Network Services, Inc. in March 2006, Mr. Tauss served as President, Chief Executive Officer and director of InfiniRoute Networks Inc., a provider of software peering services for wireline and wireless carriers. From October 2002 until April 2005, Mr. Tauss served as President and Chief Executive Officer of LongBoard, Inc., a company specializing in fixed-to-mobile convergence application software for leading carriers and service providers. From August 1998 until June 2002, Mr. Tauss was President, Chief Executive Officer, and a director of TollBridge Technologies, Inc., a developer of voice-over-broadband products. Prior to co-founding TollBridge, Mr. Tauss was Vice President and General Manager of Ramp Networks, Inc., a provider of Internet security and broadband access products, with responsibility for engineering, customer support and marketing. Mr. Tauss earned both a B.S. and an M.B.A. degree from the University of Illinois. Mr. Tauss has a strong executive background with technology companies providing products for the mobile market. His in-depth understanding of the important attributes of products for the mobile market make him an invaluable resource as QuickLogic develops and markets devices for the mobile market.

Joyce Kim brings over two decades of experience scaling commercial innovation and growth in the technology sector through large scale digital transformation and brand elevation strategies. Her expertise spans all facets of Go-To-Market including digital, brand, communications, channels and product strategy for global hardware and SaaS companies.

Currently, she serves as the Chief Marketing Officer for Zscaler (ZS), a publicly traded company with nearly $3B in revenue and is responsible for driving market expansion and revenue diversification strategies including customer acquisition, engagement, and channel growth. Prior to Zscaler, she was Chief Marketing Officer at Twilio, (TWLO) publicly traded company with over $5B in revenues and Genesys, PE-backed SaaS software company. Ms. Kim also served as Chief Digital & Marketing Officer for Arm, where she led the enterprise-wide digital transformation and digital GTM strategy for new SaaS and IoT platform. Ms. Kim also successfully launched multiple microprocessor IP products in Japan and China alongside one of the largest partner ecosystems in the world. Prior to Arm, Ms. Kim was at Wrike, a Citrix company from 2015 to 2016 as the Chief Marketing Officer. From 2008 to 2015 she led marketing for global brands such as Skype and Skype for Business at Microsoft as well as product communications and partnerships for Chromebooks and WebRTC/Google Hangouts at Google. From 2000 to 2007, she held multiple marketing and product management leadership positions for several startup and mid-sized companies including Symmetricom, and Internap. She has demonstrated her thought leadership as an active member of multiple CMO initiatives such as CMO Council, Executive Council Member of the Forbes CMO Practice, and McKinsey CMO Advisory Council. She also serves as an advisory board member for Sparklabs Frontier program at Arizona State University. Ms. Kim earned a double major from California Polytechnic State University San Luis Obispo with Bachelor of Science degrees in Finance and Architecture.

The Company believes that Ms. Kim’s expertise in increasing brand value and revenue growth, by advancing a data-driven organization, will add significant value to her role on our Board

Incumbent Class III Directors Whose Terms Expire in 2026

Name	Age	Position
Brian C. Faith	50	Director
Christine Russell	75	Director

Brian C. Faith has been serving as our President, Chief Executive Officer, and Board Director since June 2016 after having served as Vice President of Worldwide Marketing and Vice President of Worldwide Sales & Marketing between 2008 and 2016. Mr. Faith has been with QuickLogic since 1996, and during the last 20+ years has held a variety of managerial and executive leadership positions in engineering, product line management, marketing, and sales. Mr. Faith has also served as a board member of the Global Semiconductor Alliance (GSA) and the Chairman of the Marketing Committee for the CE-ATA Organization. He holds a B.S. degree in Computer Engineering from Santa Clara University and was an Adjunct Lecturer at Santa Clara University for Programmable Logic courses.

Mr. Faith’s vast understanding of the semiconductor industry coupled with his in-depth knowledge of the day-to-day operation and strategic direction of the Company makes him an invaluable resource and contributor to the Board.

Christine Russell has been serving as a member of our Board of Directors since June 2005. In December 2019, Ms. Russell was elected as member of the Board of Directors of AXT, Inc. From July 2018 to August 2020, Ms. Russell was Chief Financial Officer at PDF Solutions, which offers yield process SaaS software to the semiconductor industry and their supply chain using proprietary AI and data mining software technology. In February 2017, she became a member of the Board of Directors of eGain Corporation, a Nasdaq traded SaaS company providing knowledge-based software for call center and customer support organizations. From May 2015 through March 2018, she served as Chief Financial Officer at UniPixel, Inc., a precision engineered film company whose products include touch-screen films. From May 2014 to March 2015, Ms. Russell served as Chief Financial Officer of Vendavo, Inc., a pricing optimization enterprise software company, which was sold in late 2014 to a private equity firm. From May 2009 to October 2013, Ms. Russell was Chief Financial Officer of Evans Analytical Group, a leading international provider of materials characterization and microelectronic failure analysis and “release to production” services. From June 2006 to April 2009, Ms. Russell was CFO at Virage Logic Corporation (Nasdaq VIRL), a provider of memory IP for the design of integrated circuits, where she served as Executive Vice President of Business Development from September 2008 and as Vice President and Chief Financial Officer from June 2006 to September 2008. Ms. Russell served as Senior Vice President and Chief Financial Officer of OuterBay Technologies, Inc., a privately held software company enabling information lifecycle management for enterprise applications, from May 2005 until February 2006, when OuterBay was acquired by Hewlett-Packard Company. From October 2003 to May 2005, Ms. Russell served as the Chief Financial Officer of Ceva, Inc., a company offering DSP IP and application software. Prior to 2005, Ms. Russell served as Chief Financial Officer and in various senior financial management positions with a number of technology companies for a period of more than twenty years. Ms. Russell holds a B.A. degree and an M.B.A. degree from the University of Santa Clara.

Ms. Russell’s extensive executive experience in corporate finance, accounting and operations, and her involvement in governance issues for boards of directors in her role as Board Member of the SVDX (Silicon Valley Directors Exchange), an organization that fosters excellence in corporate governance for directors and past service as President of the NACD, Silicon Valley Chapter, make her an important asset to the Company. In addition, her career background in semiconductor intellectual property companies provides her with specific industry knowledge.

Incumbent Class I Directors Whose Terms Expire in 2027

Name	Age	Position
Michael R. Farese	78	Chairman of the Board
Andrew J. Pease	74	Director

Michael R. Farese (Ph. D) has been serving as a member of our Board of Directors since April 2008, and as our Chairman since December 6, 2019. Dr. Farese also served as Chairman of the Nominating and Corporate Governance Committee from August 2014 until February 2021 and as QuickLogic lead independent director. From January 2015 to December 2016 when it was acquired, Dr. Farese was Chief Scientist of Antenna 79, a company creating advanced antenna technology for wireless devices. From June 2010 to December 2014, Dr. Farese served as Chief Technology Officer and Senior Vice President of Global Engineering at Entropic Communications Inc., a fabless semiconductor company that invented the MoCA multimedia over coax standard to enable all room DVR and connected home entertainment and which was acquired by Maxlinear Inc.. From September 2007 to May 2010, he was President and Chief Executive Officer and member of the Board of Directors of BitWave Semiconductor, Inc., a fabless semiconductor company and innovator of programmable radio frequency semiconductors. From September 2005 to September 2007, Dr. Farese was Senior Vice President, Engineering, of Palm, Inc., the developer of the Treo line of smartphones and which was subsequently acquired by HP Inc. Dr. Farese also served as President and Chief Executive Officer and board member of WJ Communications, a radio frequency (RF) semiconductor company, from March 2002 to July 2005 and President and CEO and board member of Tropian Inc., a developer of high efficiency RF ASICs for 2.5 and 3G cellular phones, from October 1999 to March 2002. Prior to that time, Dr. Farese held senior management positions at Motorola Corp., Ericsson Inc., Nokia Corp., and ITT Corp. Dr. Farese also held management positions at AT&T Corp. and Bell Laboratories. and has been in the telecommunications and semiconductor industry for more than 45 years. Dr. Farese also served on the board of PMC-Sierra, Inc., an Internet infrastructure semiconductor solution provider, from May 2006 until its acquisition in January 2016 by Microsemi Corp. Dr. Farese holds a B.S.E.E. and Ph.D. degree in Electrical Engineering from Rensselaer Polytechnic Institute and a M.S. degree in Engineering from Princeton University. Dr. Farese has extensive executive experience and knowledge of the wireless industry, cellular and wireless technologies, and the design, development and use of semiconductors for the wireless industry. His executive experience, business acumen, and strong technical and strategic planning skills bring an invaluable perspective to the Board.

Andrew J. Pease has been serving as a member of our Board of Directors since April 2011 and Chairman of the Nominating and Corporate Governance Committee since February 2021. He joined QuickLogic in November 2006 and served as our President and Chief Executive Officer from January 2011 to his retirement in June 2016, and as our President from March 2009 to his retirement in June 2016. From November 2006 to March 2009, Mr. Pease served as our Vice President of Worldwide Sales. From July 2003 to June 2006, Mr. Pease was Senior Vice President of Worldwide Sales at Broadcom Corporation, a global leader in semiconductors for wired and wireless communications. From March 2000 to July 2003, Mr. Pease was Vice President of Sales at Syntricity, Inc., a company providing software and services to better manage semiconductor production yields and improve design-to-production processes. From 1984 to 1996, Mr. Pease served in a number of sales positions at Advanced Micro Devices, or AMD, a global semiconductor manufacturer, where his last assignment was Group Director, Worldwide Headquarters Sales and Operations. Mr. Pease previously held Vice President of Sales positions at Integrated Systems Inc., an embedded software manufacturer (1996-1997), and Vantis Corporation, a programmable logic subsidiary of AMD (1997-1999). Mr. Pease holds a B.S. degree from the United States Naval Academy and an M.S. in computer science from the Naval Postgraduate School in Monterey, California. Mr. Pease has many years of executive experience in the semiconductor industry, primarily in sales and operations. His vast understanding of the semiconductor industry coupled with his in-depth knowledge of the day-to-day operation and strategic direction of the Company makes him an invaluable resource and contributor to the Board.

Board Leadership Structure

The Board of Directors does not currently have a policy on whether the roles of Chief Executive Officer and Chairman may be filled by one individual. This allows the Board flexibility to better address the leadership needs of the Company from time to time as it deems appropriate. We currently separate the positions of Chief Executive Officer and Chairman of the Board. Mr. Brian C. Faith is our President and Chief Executive Officer and Dr. Farese has served as our non-employee Chairman of the Board since December 6, 2019.

Board’s Oversight of Risk Management

The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity, operations, and enterprise risks. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial, accounting, and internal control risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. The Board and its committees are committed to ensuring effective risk management oversight and work with management to ensure that effective risk management strategies are incorporated into the Company’s culture and day-to-day business operations.

Board Meetings, Committees and Corporate Governance

The Board of Directors has determined that the Company’s current directors, with the exception of Mr. Faith, meet the independence requirements of the Nasdaq Capital Market. No director qualifies as independent unless the Board of Directors determines that the director has no direct or indirect material relationship with the Company. In making the determination that a particular director is independent, the Board considers the relationships that such director has with the Company and all other facts and circumstances deemed relevant in determining their independence, including information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships and other information received through annual directors’ questionnaires.

It is the policy of the Board of Directors to have a separate meeting time for independent directors. During the last fiscal year, five sessions of the independent directors were held.

The standing committees of the Board of Directors include an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

We have written charters for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, copies of which are available on our website, free of charge, at https://ir.quicklogic.com/governance-docs. You can also obtain copies of the charters, free of charge, by writing to us at 2220 Lundy Avenue, San Jose, California 95131, Attention: Finance Department.

In accordance with applicable SEC requirements and Nasdaq Capital Market listing standards, all the standing committees are comprised solely of non-employee, independent directors. The table below shows current membership for each of the standing committees.

Audit Committee	Nominating and Corporate (4) Governance Committee	Compensation Committee (4)
Christine Russell (1) (2)	Andrew J. Pease (1)	Gary Tauss (1)
Michael R. Farese (3)	Michael R. Farese	Michael R. Farese
Joyce Kim	Joyce Kim	Christine Russell

(1)	Committee Chairman
(2)	Audit Committee Financial Expert
(3)	Chairman of the Board
(4)

Radhika Krishnan was previously a member of the Nominating and Corporate Governance Committee and Compensation Committee until she stepped down from the Company's Board of Directors effective March 31, 2024

Audit Committee

The Audit Committee held five meetings in 2024. Ms. Russell has served as Chairman of the Audit Committee since April 2006. Dr. Farese and Ms. Kim have served as members of the Audit Committee since February 2010 and December 2021, respectively. Each member meets the independence requirements of the SEC and the Nasdaq Capital Market. The Board of Directors has determined that Ms. Russell is an Audit Committee Financial Expert as defined by Item 407(d)(5) of Regulation S-K.

The Audit Committee has sole and direct authority to select, evaluate, and compensate our independent registered public accounting firm, and it reviews and approves in advance all audit, audit-related and non-audit services, and the related fees, provided by the independent registered public accounting firm (to the extent those services are permitted by the Securities Exchange Act of 1934, as amended). The Audit Committee meets with our management and appropriate financial personnel regularly to consider the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public. The Audit Committee also meets with the independent registered public accounting firm regarding these matters. The Audit Committee has established a Financial Information Integrity Policy, pursuant to which QuickLogic can receive, retain, and treat employee complaints concerning questionable accounting, internal control, or auditing matters, or the reporting of fraudulent financial information. The Audit Committee examines the independence and performance of our independent registered public accounting firm. In addition, among its other responsibilities, the Audit Committee reviews our critical accounting policies, our annual and quarterly reports on Forms 10-K and 10-Q, and our earnings releases before they are published. The Audit Committee has a written charter, a copy of which is available on our website, free of charge, at https://ir.quicklogic.com/governance-docs.

Compensation Committee

The Compensation Committee held four meetings in 2024 and acted by unanimous written consent five times during the year. Mr. Tauss has served as Chairman of the Compensation Committee since September 2004. Ms. Russell and Dr. Farese have served as members of the Compensation Committee since February 2010 and August 2014, respectively. Each member of the Compensation Committee meets the independence requirements of the SEC and the Nasdaq Capital Market. The purpose of the Compensation Committee is to: (i) discharge the responsibilities of the Board of Directors relating to compensation of the Company’s directors, Chief Executive Officer, and executive officers; (ii) review and recommend to the Board of Directors compensation plans, policies and benefit programs, as well as approve individual executive officer compensation packages; and (iii) review and discuss the Compensation Discussion and Analysis with management and prepare the Compensation Committee Report to be included in the Company’s Proxy Statement and Annual Report on Form 10-K. The Compensation Committee’s duties also include administering QuickLogic’s stock option plans and employee stock purchase plans, as well as administering, overseeing, and monitoring compliance with the Company's clawback policy.

The Compensation Committee has the authority to retain and meet privately with independent advisors and compensation and benefits specialists as needed, and may request the assistance of any director, officer, or employee of the Company whose advice and counsel are sought by the Compensation Committee. The Compensation Committee, after reviewing management’s recommendations, determines the equity and non-equity compensation of the Company’s executive officers and directors. Management generally provides internal compensation information, compensation survey information for similarly sized technology companies, and other information to the Compensation Committee, and the Chief Executive Officer recommends compensation amounts for the executive officers other than the Chief Executive Officer. Under the guidance of the Compensation Committee, the Chief Executive Officer or an executive officer of the Company makes recommendations to the Compensation Committee regarding the executive incentive compensation plan, including plan objectives and payments earned based on performance to those objectives. No members of management are present when the Compensation Committee approves the compensation of the executive officers. The Compensation Committee may delegate its responsibilities to subcommittees when appropriate. The Compensation Committee has a written charter, which is available on our website, free of charge, at https://ir.quicklogic.com/governance-docs.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held one meeting in 2024. Mr. Pease has served as Chairman of the Nominating and Corporate Governance Committee since February 2021. Dr. Farese and Ms. Kim have served as members of the Nominating and Corporate Governance Committee since 2008 and 2021, respectively. Each of the directors on the Nominating and Corporate Governance Committee meets the independence requirements of the SEC and the Nasdaq Capital Market. The purpose of the Nominating and Corporate Governance Committee is to: (i) assist the Board of Directors by identifying, evaluating and recommending to the Board of Directors, or approving as appropriate, individuals qualified to be directors of QuickLogic for either appointment to the Board of Directors or to stand for election at a meeting of the stockholders; (ii) review the composition and evaluate the performance of the Board of Directors; (iii) review the composition and evaluate the performance of the committees of the Board of Directors; (iv) recommend persons to be members of the committees of the Board of Directors; (v) review conflicts of interest of members of the Board of Directors and executive officers; and (vi) review and recommend corporate governance principles to the Board of Directors. Other duties of the Nominating and Corporate Governance Committee include overseeing the evaluation of management, succession planning, and reviewing and monitoring the Company’s Code of Conduct and Ethics. The Nominating and Corporate Governance Committee adopted our Corporate Governance Guidelines in December 2004. A copy of the Guidelines and a copy of the written charter of the Nominating and Corporate Governance Committee are available on our website, free of charge, at https://ir.quicklogic.com/governance-docs.

The Nominating and Corporate Governance Committee regularly reviews the size and composition of the full Board of Directors and considers the recommendations properly presented by qualified stockholders as well as recommendations from management, other directors, and search firms to attract top candidates to serve on the Board of Directors. Except as may be required by rules promulgated by the SEC and the Nasdaq Capital Market, there are no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In evaluating the qualifications of the candidates, the Nominating and Corporate Governance Committee considers many factors, including character, judgment, independence, expertise, length of service and other commitments, among others. The Nominating and Corporate Governance Committee does consider diversity when identifying director candidates and nominees with respect to differences of viewpoints, professional experiences, race, gender, and other individual qualities and attributes that contribute to heterogeneity on the Board. The Committee evaluates such factors and does not assign any particular weight or priority to any of these factors. While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Corporate Governance Committee believes that candidates and nominees must reflect a Board of Directors that is predominantly independent and is comprised of directors who (i) are of high integrity, (ii) have qualifications that will increase the overall effectiveness of the Board of Directors, and (iii) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

It is the policy of the Nominating and Corporate Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders holding, continuously for at least one year prior to the date of the submission of the recommendation, either (i) shares of the outstanding voting securities of the Company in an amount equal to at least $2,000 in market value or (ii) 1% of the Company’s outstanding voting securities. Recommendations received after the date that is 120 days prior to the one-year anniversary of the mailing of the previous year’s proxy statement, will likely not be considered timely for consideration at that year’s annual meeting. Stockholders may suggest qualified candidates for director by writing to the Nominating and Corporate Governance Committee, care of the Chief Financial Officer, 2220 Lundy Avenue, San Jose, California 95131 and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications and an explanation of the reasons why the stockholder believes the candidate is qualified for service on QuickLogic’s Board of Directors. The stockholder must also provide such other information about the candidate that would be required by the SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The Nominating and Corporate Governance Committee will evaluate all director nominations that are timely and properly submitted by stockholders on the same basis as any other candidate. Our Nominating and Corporate Governance Committee’s Policies and Procedures for Director Candidates is posted on our website at https://ir.quicklogic.com/governance-docs.

 A copy of the Code of Conduct and Ethics and a copy of the Policy for Stockholder Communications with Directors are posted on our website at https://ir.quicklogic.com/governance-docs.

Non-Standing Committees and Participation

The Board of Directors has delegated to the Equity Incentive Committee, which in 2024 consisted of Brian C. Faith, our President and Chief Executive Officer, and Timothy Saxe, our Chief Technology Officer and Senior Vice President of Engineering, the authority to: (i) approve the grant of options to purchase Company stock to employees other than executive officers and certain other individuals, up to a limit of 40,000 shares per option grant; (ii) approve the award of restricted stock units (RSUs) based on dollar value maximums in accordance with guidelines established by the Committee, with inputs from Radford Consulting, up to a maximum dollar value of $100,000 for the top non-executive job level; (iii) grant refresh options or RSUs to employees other than executive officers and certain other individuals, subject to the approval of the total number of such refresh options or RSUs by the Board of Directors or the Compensation Committee; and (iv) amend options as authorized by the Board of Directors.

The Board of Directors held a total of five meetings and acted by unanimous written consent three times during 2024. During 2024, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during his or her term as a director and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during his or her term on such committee.

QuickLogic expects its directors to attend its annual meetings absent a valid reason. All then-current directors attended the May 9, 2024 Annual Meeting of Stockholders.

Stockholder Communications with the Board of Directors

The Nominating and Corporate Governance Committee has established a policy for stockholder communication with our Board of Directors. This policy, which is available on the investor relations portion of our website, provides a process for stockholders to send communications to the Board of Directors. Stockholders may contact QuickLogic’s Board of Directors or any individual member thereof, by writing, whether by mail or express mail, to: QuickLogic Corporation Board of Directors, 2220 Lundy Avenue, San Jose, California 95131. Communications received in writing are reviewed internally by management and then distributed to the Chairman or other members of the Board, as appropriate. Stockholders who wish to contact the Board of Directors or any member of the Audit Committee to report questionable accounting or auditing matters may do so by using this address and designating the communication as “Compliance Confidential.”

Code of Conduct and Ethics

QuickLogic adopted a Code of Conduct and Ethics applicable to all directors, officers, and employees on February 12, 2004. The Code of Conduct and Ethics covers topics including, but not limited to, financial reporting, conflicts of interest, confidentiality of information, compliance with laws and regulations and the code of ethics for our Chief Executive Officer, Chief Financial Officer and controllers. A copy of the Code of Conduct and Ethics is posted on our website at https://ir.quicklogic.com/governance-docs. To date, there have been no waivers under our Code of Conduct and Ethics. We will post any waivers, if and when granted, on our website at https://ir.quicklogic.com/governance-docs.

Compensation Committee Interlocks and Insider Participation

During Fiscal Year 2024, the following directors were members of QuickLogic’s Compensation Committee: Michael R. Farese, Christine Russell, and Gary H. Tauss (Chairman). Radhika Krishnan was a member of the Compensation Committee prior to stepping down from the Board effective March 31, 2024. None of the Compensation Committee’s members has at any time been an officer or employee of QuickLogic.

None of QuickLogic’s named executive officers serve, or in the past fiscal year have served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on QuickLogic’s Board or Compensation Committee and none have engaged in any transaction with related persons, promoters or certain control persons requiring disclosure under Item 404 of Regulation S-K.

PROPOSAL TWO

APPROVAL OF AMENDMENT OF THE COMPANY'S 2009 EMPLOYEE STOCK PURCHASE PLAN

Summary

Our Board is requesting that our stockholders approve an amendment (the “ESPP Amendment”) to our 2009 Employee Stock Purchase Plan (the “2009 ESPP”), adopted by the Board on February 21, 2025, subject to stockholder approval. The ESPP Amendment increases the number of shares available for issuance under the 2009 ESPP by 200,000, from 120,829 to 320,829 shares.

As of March 10, 2025, there were 120,829 shares available for use in connection with future awards under our 2009 ESPP. If the stockholders approve the ESPP Amendment, it will be effective as of the date of the Annual Meeting. In the event stockholders do not approve the proposed ESPP Amendment, the Amendment will not take effect and our 2009 ESPP will continue to be administered in its current form until there are no more shares available for purchase under the 2009 ESPP. However, this could limit our ability to successfully attract and retain highly skilled personnel. The Board has determined that it is in the best interests of the Company and its stockholders to have our 2009 ESPP amended by the ESPP Amendment and is asking our stockholders to approve the ESPP Amendment.

Reasons for Voting for Amendment to 2009 ESPP

ESPP is Valuable for Attracting and Retaining Talented Employees. The 2009 ESPP allows our employees to buy our shares at a discount through payroll deductions. In the highly competitive technology industry in which we compete for talent, we believe that offering an employee stock purchase program is critical to our ability to be competitive. If the proposed ESPP Amendment is not approved by the Company’s stockholders, we may be restricted in our ability to offer competitive compensation to existing employees and qualified candidates, and our business could be adversely affected.

Key Considerations for Requesting Additional Shares. In determining the increase to the share reserve under the 2009 ESPP, the Board reviewed the number of shares currently available for grant. As of March 10, 2025, there were 120,829 shares available for use in connection with future awards under our 2009 ESPP. We believe that the number of shares remaining available for issuance under the 2009 ESPP will not be sufficient for the expected levels of participation in the 2009 ESPP, and therefore may not meet the goals of our compensation structure and strategy.

Required Vote

The approval of the ESPP Amendment requires the affirmative vote of a majority of the shares of QuickLogic common stock present in person or preseted by proxy and entitled to vote on the proposal at the Annual Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE

AMENDMENT OF THE QUICKLOGIC CORPORATION 2009 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE

THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN BY 200,000 SHARES.

Summary of the 2009 Employee Stock Purchase Plan

The following is a summary of the principal features of the 2009 Plan and its operation, assuming stockholder approval of this proposal. This summary is qualified in its entirety by reference to the 2009 Plan itself set forth in Appendix A.

General. The 2009 ESPP was adopted in 2009. The purpose of the 2009 ESPP is to provide eligible employees of the Company and its designated subsidiaries with an opportunity to purchase shares of the Company’s common stock through payroll deductions, to enhance the employees’ sense of participation in the Company and its participating subsidiaries, and to provide an incentive for continued employment.

Shares Authorized for Issuance. The maximum number of shares of Common Stock that have been authorized for purchases under the 2009 ESPP is 642,857, which will be increased to 842,857 if Proposal Two is approved.

Administration. The 2009 ESPP is administered by the Board or a committee of the Board appointed by the Board (in either case, the “Administrator”). Subject to the provisions of the 2009 ESPP, all questions of interpretation or application of the 2009 ESPP are determined by the Administrator and its decisions are final and binding upon all participants.

Eligibility. Each of the Company’s (or the Company’s participating subsidiaries) employees who are common law employees of the Company or a participating subsidiary on the first trading day of the applicable offering period and whose customary employment with the Company or one of the Company’s participating subsidiaries is at least 20 hours per week and more than 5 months in a calendar year is eligible to participate in the 2009 ESPP with respect to such offering period; except that no employee will be granted an option to purchase stock under the 2009 ESPP (i) to the extent that, immediately after the grant, such employee would own 5% or more of the total combined voting power of all classes of the Company’s capital stock or the capital stock of any Company parent or subsidiary, or (ii) to the extent that his or her rights to purchase stock under all of the Company’s employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding. As of February 28, 2020, because there were no offerings outstanding under the 2009 ESPP, none of the employees were participating in the 2009 ESPP as of such date.

Offering Period. Each offering period under the 2009 ESPP will have a duration of approximately 6 months, commencing on the first trading day on or after May 15 and November 15 of each year and terminating on the last trading day of the applicable period ending 6 months later. During each offering period, shares of Common Stock may be purchased on behalf of the participant in accordance with the terms of the 2009 ESPP.

Eligible employees may participate in the 2009 ESPP by (i) delivering a subscription agreement in a form determined by the Administrator, or (ii) following an electronic or other enrollment procedure prior to the first trading day of each offering period (the “enrollment date”) authorizing payroll deductions pursuant to the 2009 ESPP. Such payroll deductions may not exceed 20% of the compensation a participant receives on each pay day during the offering period. For purposes of the 2009 ESPP, “compensation” means an employee’s base straight time gross earnings, overtime and incentive/variable compensation, but exclusive of bonuses and other compensation. Once an employee becomes a participant in the 2009 ESPP, the employee automatically will participate in each successive offering period at the same rate of contribution until the employee withdraws from the 2009 ESPP or the employee’s employment with the Company or one of the Company’s participating subsidiaries terminates. On the first trading day of each offering period (the “enrollment date”), each participant automatically is granted an option to purchase shares of Common Stock. The option is exercised on the last trading day of an offering period to the extent of the payroll deductions accumulated during such offering period.

Purchase Price. The Administrator has the discretion to implement one of two types of offering periods to determine the purchase price: (i) an offering period with a purchase price equal to 85% of the fair market value of the Common Stock on the last day of the offering period (a “Purchase Date Offering Period”) or (ii) an offering period with a purchase price equal to 85% of the fair market value of the Common Stock on (x) the enrollment date, or (y) the last day of the offering period, whichever is lower (a “Look-Back Offering Period”). The purchase price for subsequent offering periods may be determined by the Administrator, subject to compliance with the Code and the terms of the 2009 ESPP.

Payment of Purchase Price. The purchase price of the shares is accumulated by payroll deductions made during each offering period. The number of whole shares that a participant may purchase in each offering period will be determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that offering period by the purchase price; provided, however, that in no event will a participant be permitted to purchase during each offering period more than 1,428 shares, subject to automatic adjustment upon certain changes in capitalization. No fractional shares will be purchased under the 2009 ESPP and any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share will be retained in a participant’s account for the subsequent offering period.

Payroll Deductions. All payroll deductions made for a participant are credited to the participant’s account under the 2009 ESPP, are withheld in whole percentages only, and are included with the Company’s general funds. Funds received by the Company pursuant to exercises under the 2009 ESPP may be used for general corporate purposes. A participant may not make any additional payments into his or her account under the 2009 ESPP other than through payroll deductions.

Withdrawal. A participant may withdraw all but not less than all of his or her payroll deductions from an offering period prior to the end of such offering period by (i) delivering a written notice of withdrawal to the Company’s payroll office on a form provided by the Company for such purpose or (ii) following an electronic or other withdrawal procedures. A participant’s withdrawal from the 2009 ESPP will not affect his or her eligibility to participate in future offering periods. Once a participant withdraws from a particular offering period, however, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must re-enroll in the 2009 ESPP in accordance with the 2009 ESPP enrollment procedures; payroll deductions will not resume at the beginning of the succeeding offering period unless the employee re-enrolls in the 2009 ESPP.

Termination of Employment. Upon termination of a participant’s employment for any reason, his or her participation in the 2009 ESPP will immediately terminate and the payroll deductions credited to the participant’s account will be returned to him or her and such participant’s option will automatically terminate.

Changes in Capitalization. In the event any dividend or other distribution (whether in the form of cash, shares, or other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other similar change in the corporate structure of the Company affecting the shares occurs, the number and class of shares of Common Stock deliverable under the 2009 ESPP, the purchase price per share and the number of shares covered by each option under the 2009 ESPP which has not been exercised, and the numerical limits under the 2009 ESPP will be proportionately and automatically adjusted.

Dissolution or Liquidation. In the event of the Company’s proposed dissolution or liquidation, the offering period will be shortened by setting a new exercise date and the 2009 ESPP will terminate immediately prior to such proposed dissolution or liquidation, unless otherwise provided by the Board. The Board will notify each participant in writing at least 10 business days prior to the new exercise date that the purchase date for the participant’s option has been changed to the new exercise date and that the participant’s option will be exercised automatically on the new exercise date unless the participant withdraws from the 2009 ESPP prior to such date.

Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option under the 2009 ESPP will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, any offering period then in progress will be shortened by setting a new exercise date on which such offering period will end. The new exercise date will be prior to the proposed sale or merger. The Board will notify each participant in writing at least 10 business days prior to the new exercise date that the purchase date for the participant’s option has been changed to the new exercise date and that the participant’s option will be exercised automatically on the new exercise date unless the participant withdraws from the 2009 ESPP prior to such date.

Amendment and Termination of the 2009 ESPP. The Board may amend, terminate or suspend the 2009 ESPP at any time and for any reason. If the 2009 ESPP is terminated, the Board, in its sole discretion, may elect to terminate all outstanding offering periods either immediately or upon completion of the purchase of shares on the next exercise date (which may be sooner than originally scheduled, if determined by the Board in its discretion) or may elect to permit offering periods to expire in accordance with their terms. If the offering periods are terminated prior to expiration, all amounts then-credited to participants’ accounts which have not been used to purchase shares will be returned to participants as soon as administratively practicable.

Without stockholder consent, the Administrator is entitled to change the offering periods, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares for each participant properly correspond with amounts withheld from the participant’s compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the 2009 ESPP.

The 2009 ESPP will continue until the earlier to occur of (i) the termination of the 2009 ESPP by the Board, or (ii) March 5, 2029 (the date which is 10 years from the adoption of the latest amendment to the 2009 ESPP by the Board).

Number of Shares Purchased by Employees

Participation in the 2009 ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the 2009 ESPP are not determinable. Non-employee directors are not eligible to participate in the 2009 ESPP. The following table sets forth the number of shares of our Common Stock that were purchased under the 2009 ESPP since its adoption.

Name of Individual or Group	Number of Shares Purchased
Brian C. Faith (CEO)	-
Elias Nader (CFO)	10,248
Timothy Saxe (CTO)	20,006
All executive officers, as a group	34,588
All non-executive directors, as a group	2,294
All employees who are not executive officers, as a group	487,336

Certain U.S. Federal Income Tax Information

The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the 2009 ESPP does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The 2009 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 2009 ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than 2 years from the first day of the applicable offering period and 1 year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE

PARTICIPANT AND THE COMPANY WITH RESPECT TO THE 2009 ESPP AND DOES NOT PURPORT TO BE

COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE INTERNAL

REVENUE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A

PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR

FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PROPOSAL THREE

APPROVAL OF AMENDMENT OF THE COMPANY'S 2019 STOCK PLAN

Summary

Our Board is requesting that our stockholders approve an amendment (the “Amendment”) to our 2019 Stock Plan (the “2019 Plan”) to increase the number of shares available for issuance under the 2019 Plan by 1,100,000 shares, from 82,559 to 1,182,559 shares, plus any shares subject to any outstanding options or other awards granted under the 2009 Plan that expire, are forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements, settled for cash or otherwise terminated without payment being made thereunder. As of March 10, 2025, there were 82,559 shares available for use in connection with future awards under our 2019 Plan, and there were 629,322 shares subject to outstanding awards under our equity plans (2009 Plan and 2019 Plan) as of that date. Our Board approved this Amendment on February 21, 2025 subject to stockholder approval, and if the stockholders approve the Amendment, it will be effective as of the date of the Annual Meeting. In the event stockholders do not approve the proposed Amendment, the Amendment will not take effect and our 2019 Plan will continue to be administered in its current form until the shares available for use under the 2019 Plan have been depleted and all outstanding awards have been exercised, vested or terminated. However, this could limit our ability to successfully attract and retain highly skilled personnel. The Board has determined that it is in the best interests of the Company and its stockholders to have our 2019 Plan amended by the Amendment and is asking our stockholders to approve the Amendment.

The Company’s named executive officers and directors have an interest in this proposal.

Reasons for the Amendment to 2019 Stock Plan

Long-Term Incentive Compensation is Critical to our Success. The 2019 Plan allows us to grant long-term incentives in the form of equity awards for purposes of attracting, retaining and motivating the best available personnel for the successful conduct of our business. Long-term incentive compensation is a key component of our compensation program because it enhances the link between employee and stockholder interests. We have, therefore, consistently included equity incentives as a significant component of employee compensation. With the high demand for highly skilled employees, especially in the technology industry, we believe it is critical to our success to maintain competitive compensation programs. If the proposed Amendment is not approved by the Company’s stockholders, we may be restricted in our ability to offer competitive compensation to existing employees and qualified candidates, and our business could be adversely affected.

Key Considerations for Requesting Additional Shares

In determining the number of shares to be added to the 2019 Plan, the Board considered the following principal factors:

•	Number of Shares Available for Grant under the 2019 Plan. As of March 10, 2025, 82,559 shares remained available for use in connection with future awards under the 2019 Plan.

•

Burn Rate. Burn rate measures our usage of shares for our stock plans as a percentage of our outstanding stock. For 2024, 2023, and 2022, our burn rate was 3.7%, 2.7%, and 4.2%, respectively. The rates were calculated by dividing the number of shares subject to awards granted during the fiscal year net of forfeitures and cancellations by the weighted average shares outstanding of the fiscal year. We have been advised by independent consultants that our average annual burn rate of 3.5% over this three-year period is considered reasonable by most institutional stockholders.

•

Overhang. Under all equity plans (i.e., the 2009 Plan and the 2019 Plan), as of March 10, 2025 (i) 47,702 shares were subject to outstanding options with a weighted average exercise price of $12.05 and a weighted average remaining term of 1.70 years;  and (ii) 581,620 shares were subject to outstanding restricted stock units, and, together with the 82,559 shares remaining available, represent a fully diluted overhang of 10.4% inclusive of the new, proposed shares. This is in line with the overhang of our peer groups and therefore the Board believes that the increase of 1,100,000 shares to the 2019 Plan share reserve is appropriate at this time.

Key Features of the 2019 Stock Plan

We designed the 2019 Plan to conform to best practices in equity incentive plans, including:

•	No repricing of equity awards without stockholder approval.

•	An independent committee of the Board administers the 2019 Plan.

•	Shares used to pay the exercise price or satisfy tax withholdings of an award will not again be available for grant.

•	No automatic single trigger change of control vesting acceleration.

Required Vote

The approval of the Amendment requires the affirmative vote of a majority of the shares of QuickLogic common stock present in person or presented by proxy and entitled to vote on the proposal at the Annual Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE

AMENDMENT OF THE QUICKLOGIC CORPORATION 2019 STOCK PLAN TO INCREASE THE NUMBER OF

SHARES AVAILABLE FOR ISSUANCE UNDER SUCH PLAN BY 1,100,000 SHARES

Summary of the 2019 Stock Plan

The following is a summary of the principal features of the 2019 Plan and its operation, assuming stockholder approval of this proposal. This summary is qualified in its entirety by reference to the 2019 Plan itself set forth in Appendix A.

General. The 2019 Plan provides for the grant of equity awards to employees, directors and consultants. Options granted under the 2019 Plan may either be “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or nonstatutory stock options, as determined by the Administrator (as defined below).

Purpose. The general purposes of the 2019 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company’s business.

Administration. The 2019 Plan is administered by the Board or a committee (“Committee”) designated by the Board (in either case, the “Administrator”).

Eligibility. The 2019 Plan provides that nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units may be granted to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. There are 48 employees, 6 non-employee directors, and 2 consultants of the Company and any parent or subsidiary of the Company that are eligible to participate in the 2019 Plan. The Administrator determines which eligible persons will be granted awards.

Shares Limit under the 2019 Plan.  If stockholders approve the Amendment, the number of shares available for future awards under the 2019 Plan as of the date of the Annual Meeting would be the sum of (1) 1,100,000, (2) the number of shares available for future awards under the plan immediately before such approval (as of March 10, 2025, 82,559 shares were available for future awards under the 2019 Plan) and (3) any shares subject to outstanding awards under the 2019 Plan or the 2009 Plan, that are terminated, canceled, surrendered or forfeited (as of March 10, 2025, 629,322 shares were subject to outstanding awards under the 2019 Plan and the 2009 Plan).

Any shares subject to options or SARs and any grants of restricted stock or restricted stock units shall be counted against the 2019 Plan share pool as one share for every share subject thereto. The maximum number of shares that may be issued upon the exercise of incentive stock options shall equal the maximum aggregate share number under the 2019 Plan, as described above.

If an award expires without being exercised in full or becomes unexercisable without having been exercised in full, or, with respect to restricted stock or restricted stock units, is forfeited to or repurchased by the Company due to its failure to vest, the unpurchased or unissued shares (or forfeited or repurchased shares) which were subject to such awards will become available for future grant under the 2019 Plan (unless the 2019 Plan has terminated).

Upon exercise of a SAR settled in shares, the gross number of shares covered by the portion of the award so exercised will cease to be available under the 2019 Plan. Shares actually issued under the 2019 Plan will not be returned to the 2019 Plan, except that if unvested restricted stock is repurchased by the Company at their original price or forfeited to the Company due to their failure to vest, such shares will become available for future grant under the 2019 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will not become available for future grant or sale under the 2019 Plan. To the extent that an award under the 2019 Plan is paid out in cash, rather than shares, such cash payment will not result in reduction of the shares available for issuance under the 2019 Plan.

We intend to file a Registration Statement on Form S-8 relating to the issuance of the 1,100,000 additional shares requested pursuant to the Amendment with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amendment by our stockholders.

Prohibition on Repricings and Option or SAR Exchanges. Other than pursuant to an adjustment in connection with a change in capitalization, the exercise price for an option or SAR granted under the 2019 Plan may not be reduced without the prior consent of the Company’s stockholders. This includes, without limitation, a repricing of the option or SAR as well as an option or SAR exchange program whereby the participant agrees to cancel an existing option in exchange for an option, SAR or other award or cash payment.

Option Exercise Price. The exercise price of options granted under the 2019 Plan is determined by the Administrator and must not be less than 100% of the fair market value of the Company’s common stock on the date of grant. Options granted under the 2019 Plan expire as determined by the Administrator, but in no event later than 10 years from date of grant. No option may be exercised by any person after its expiration. Incentive stock options granted to stockholders owning more than 10% of the voting stock of the Company must have an exercise price per share no less than 110% of the fair market value at the time of grant and the term of such option may be no more than 5 years from the date of grant. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the mean between the high bid and the low asked prices if no sales were reported) on the last market trading day on or before the date the option is granted. As of March 10, 2025, the closing price of our common stock as reported on the Nasdaq Capital Market was $5.87 per share, and the aggregate value on such date for the additional 1,100,000 shares requested in this proposal is approximately $6.46 million.

Exercise of Options. Options become exercisable at such times as are determined by the Administrator and are set forth in the individual option agreements. An option is exercised by giving written notice to the Company specifying the number of full shares of common stock to be purchased and tendering payment of the purchase price. The method of payment of the exercise price for the shares purchased upon exercise of an option will be determined by the Administrator. The 2019 Plan permits payment to be made by cash, check, other shares of common stock, cashless exercise, any other form of consideration permitted by applicable law, or any combination thereof.

Exercise Price and Other Terms of Stock Appreciation Rights. The Administrator, subject to the provisions of the 2019 Plan, will have complete discretion to determine the terms and conditions of SARs granted under the 2019 Plan; provided that no SAR may have a term of more than 10 years from the date of grant and that the exercise price of a SAR may not be below 100% of the fair market value of the common stock on the grant date. No SAR can be exercised by any person after its expiration.

Payment upon Exercise of Stock Appreciation Right. Any SARs will typically be settled only in shares of our common stock. At the discretion of the Administrator, however, and as set forth in the applicable SAR agreement, payment to the holder of a SAR may be in cash, shares of our common stock or a combination thereof. In the event that payment to the holder of a SAR is settled in cash, the shares available for issuance under the 2019 Plan will not be diminished as a result of the settlement. Upon exercise of a SAR, the value of the payment to the holder will be determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price; times (ii) the number of shares with respect to which the SAR is exercised.

Stock Appreciation Right Agreement. Each SAR grant will be evidenced by an agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

Termination of Service. The 2019 Plan gives the Administrator the authority to vary the terms of the individual option and SAR agreements. However, generally, if a participant ceases to provide ongoing service as an employee, director or consultant for any reason other than death or disability or is provided with notice of termination of employment and ceases to provide ongoing service during the notice period, then the participant will generally have the right to exercise his or her outstanding options, to the extent vested on the earlier of the date of such cessation as a service provider or the last date of ongoing service after receiving a notice of termination of employment or such later date as required by applicable law, for the amount of time set forth in his or her option agreement. In the absence of a specified time in the award agreement, the option or SAR will remain exercisable for 3 months after the date of termination, but only to the extent that the participant was entitled to exercise such option or SAR at the date of such termination. If such termination is due to death or disability, the participant (or the participant’s legal representative) will have the right to exercise an existing unexercised option or SAR during the time set forth in his or her award agreement. In the absence of a specified time in the award agreement, the option or SAR will remain exercisable following a termination due to death or disability for 12 months following the termination date, but only to the extent that the participant was entitled to exercise such option or SAR at the date of such termination. In no event will an option or SAR be exercisable beyond its term.

Grant of Restricted Stock. Restricted stock awards may be granted to our employees, directors or consultants, either alone, in addition to, or in tandem with other awards granted under the 2019 Plan and/or cash awards made outside of the 2019 Plan, at any time and from time to time as will be determined by the Administrator, in its sole discretion. Subject to the 2019 Plan fiscal year limits, the Administrator will have complete discretion to determine (i) the number of shares subject to a restricted stock award granted to any participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant or vesting of restricted stock. Once restricted stock is granted, the participant will have the rights equivalent to those of a stockholder and shall be a stockholder when the grant is entered on the records of the duly authorized transfer agent of the Company.

Restricted Stock Agreement. Each restricted stock grant will be evidenced by a restricted stock purchase agreement that will specify the purchase price (if any), vesting provisions, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

Grant of Restricted Stock Units. Restricted stock units may be granted to our employees, directors or consultants at any time and from time to time as determined by the Administrator. Restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes are satisfied. For example, the Administrator may set vesting criteria based on the achievement of Company-wide, business unit, or individual goals (including continued employment), or any other basis determined by the Administrator in its discretion. The restricted stock units will vest at a rate determined by the Administrator; provided, however, that after the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria for such restricted stock units. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the restricted stock unit agreement as soon as practicable. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the 2019 Plan.

Restricted Stock Unit Agreement. Each restricted stock unit grant will be evidenced by an agreement that will specify such terms and conditions as the Administrator, in its sole discretion, will determine. On the date set forth in the restricted stock unit agreement, all unearned restricted stock units will be forfeited to the Company.

Performance Goals. The granting and/or the vesting of awards may be made subject to the attainment of performance goals determined by the Administrator relating to one or more business criteria and may provide for a targeted level or levels of achievement.

Individual Director Limits. No non-employee director will be granted, in any period of one calendar year, awards under the 2019 Plan (excluding awards made at the election of the director in lieu of all or a portion of annual and committee cash retainers) having an aggregate maximum value at the date of grant (calculating the value of any such awards based on the grant date fair value for financial reporting purposes), taken together with any cash fees payable to such non-employee director during the fiscal year, in excess of $200,000. Notwithstanding the foregoing, in the event of extraordinary circumstances (as determined by the Board), the amount set forth in the preceding sentence shall be increased to $300,000, provided that such increase may apply only if any non-employee director receiving additional compensation as a result of such extraordinary circumstances does not participate in the determination that extraordinary circumstances exist, in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

Non-Transferability of Awards. Unless determined otherwise by the Administrator, an award granted under the 2019 Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Administrator makes an award granted under the 2019 Plan transferable, such award will contain such additional terms and conditions as the Administrator deems appropriate.

Adjustments upon Change in Capitalization. Subject to any required action by the Company’s stockholders, the number of shares covered by each outstanding award, the shares issuable under the 2019 Plan, and the price per share of common stock covered by each outstanding award shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a change in the Company’s capitalization, such as a stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration. Such adjustment will be made by the Board, whose determination will be final and binding.

Adjustments upon Liquidation or Dissolution. In the event of a proposed liquidation or dissolution, the Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide that each participant will have the right to exercise all of his or her options or SARs, including those not otherwise exercisable, until the date 10 days prior to the consummation of the liquidation or dissolution. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any award will lapse 100% and that any award vesting will accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent that an award has not been previously exercised (with respect to options and SARs) or vested (with respect to other awards), an award will terminate immediately prior to the consummation of such proposed action.

Change of Control.

Options and SARs. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option or SAR will be assumed or an equivalent option or SAR substituted by the successor corporation or any parent or subsidiary of the successor corporation. If such options or SARs are not assumed, the participant will be notified that the option or SAR will be fully vested and exercisable for 15 days from the date of such notice, and the option or SAR will terminate upon the expiration of such period, or such earlier date as specified in the award agreement.

Restricted Stock and Restricted Stock Units. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding restricted stock and restricted stock unit award will be assumed or an equivalent restricted stock or restricted stock unit award substituted by the successor corporation or any parent or subsidiary of the successor corporation. If any such restricted stock or restricted stock unit award is not assumed, the participant will fully vest in such award including as to shares of common stock which would not otherwise be vested, and all restrictions will lapse immediately prior to the closing date of the transaction.

Amendment or Termination of the 2019 Plan. The Administrator may amend, alter, suspend or terminate the 2019 Plan or any part thereof from time to time, except that stockholder approval will be required for any amendment to the 2019 Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the 2019 Plan may impair the rights of any participant without their written consent. The 2019 Plan will terminate on April 24, 2029 except with respect to awards that are then outstanding.

Number of Awards Granted to Employees and Directors

The number of awards that an employee, director or consultant may receive under the 2019 Plan is determined at the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth, for the persons and categories of persons listed, the aggregate number of shares granted since the effective date of the 2019 Plan subject to restricted stock and restricted stock units. There have been no options or SARs granted under the 2019 Plan.

Name of Individual or Group	Number of Options and SARs Granted	Average Per Share Option Exercise Price	Shares of Restricted Stock, and Restricted Stock Units Granted (1)
Brian C. Faith (CEO)	-	-	571,364
Elias Nader (CFO)			156,567
Timothy Saxe (CTO)	-	-	310,356
All executive officers, as a group	-	-	882,856
All non-executive directors, as a group	-	-	152,412
All employees who are not executive officers, as a group			1,015,484

(1) Includes performance restricted stock units or PRSUs. Of the awards reported in this column that were granted since the effective date of the 2019 Plan, awards representing 390,446 shares have been cancelled or forfeited following their grant, with these shares again being available for awards under the 2019 Plan.

Equity Compensation Plan Summary

For more information with respect to our equity plans as of December 29, 2024, please see "Equity Compensation Plan Summary" below.

U.S. Federal Income Tax Information

Nonstatutory Stock Options. No taxable income is recognized when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options. No taxable income is recognized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is generally similar to nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than 2 years after the grant date and more than 1 year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the 2 or 1 year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights (SAR). No taxable income is recognized when a SAR with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock and Restricted Stock Units. A participant generally will not have taxable income at the time an award of restricted stock or restricted stock units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture, in either case, in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date of such event. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Potential Limitation on Deductions. The Company generally will be entitled to a tax deduction in connection with an award under the 2019 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to each covered employee exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Historically, compensation that qualified as “performance-based compensation” under the detailed requirements of Section 162(m) of the Code could be excluded from this $1,000,000 limit. The “performance-based compensation” exclusion has now been repealed, effective for taxable years beginning after December 31, 2017, unless transition relief is available for written binding contracts that were in effect (and not subsequently modified) in place as of November 2, 2017.

Code Section 409A. Section 409A of the Code ("Section 409A"), imposes requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, subject to certain exceptions, Section 409A requires that such individual’s distribution commence no earlier than 6 months after such officer’s separation from service.

Awards granted under the 2019 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may occur prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the provisions of Section 409A, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on deferred compensation. In addition, certain states such as California have adopted similar provisions.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON THE

PARTICIPANT AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE 2019 PLAN. THE FOREGOING

DOES NOT PURPORT TO BE COMPLETE AND REFERENCE SHOULD BE MADE TO THE APPLICABLE

PROVISIONS OF THE INTERNAL REVENUE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE

TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY

MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Frank, Rimerman + Co. LLP, an independent registered public accounting firm, to audit QuickLogic’s consolidated financial statements for the fiscal year ending December 28, 2025, and as a matter of good corporate governance, seeks ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its appointment.

Representatives of Frank, Rimerman are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

On June 5, 2024, QuickLogic Corporation ("QuickLogic" or the "Company") notified Moss Adams LLP ("Moss Adams") of its dismissal as the Company's independent registered public accounting firm, effective as of June 4, 2024. The Company's Audit Committee (the "Audit Committee") unanimously approved the decision to dismiss Moss Adams.

The reports of Moss Adams on the consolidated financial statements for the two most recent fiscal years ended January 1, 2023 and December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years ended January 1, 2023 and December 31, 2023, and the subsequent interim periods up to and including the date of Moss Adam's dismissal, there were no (i) disagreements between the Company and Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to its satisfaction, would have caused Moss Adams to make reference to the subject matter of such disagreements in connection with its report on the Company's consolidated financial statements, or (ii) "reportable events," as described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended.

On June 4, 2024, the Company appointed Frank, Rimerman + Co. LLP as its new independent registered public accounting firm. The Audit Committee unanimously approved the engagement of Frank, Rimerman. During the Company's two most recent fiscal years ended January 1, 2023 ended and December 31, 2023, and the subsequent interim periods up to and including the date of Moss Adam's dismissal, neither the Company nor anyone on its behalf has consulted Frank, Rimerman with respect to any accounting or auditing issues involving the Company. In particular, there was no discussion with the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any matter that was either the subject of a disagreement, as described in Item 304 of Regulation SK, with Moss Adams, or a "reportable event" as described in Item 304(a)(1)(v) of the Regulation S-K.

Fees billed to QuickLogic by the Company's, Audit Firms During Fiscal Year 2024 and During Fiscal Year 2023

Both Frank, Rimerman, the Company’s independent registered public accounting firm, and Moss Adams, the Company's predecessor audit firm until June 4, 2024, billed QuickLogic for the following professional services during the fiscal years 2024 and 2023 as noted in the table below:

	Fiscal Years
	2024	2023
Frank, Rimerman + Co. LLP
Audit fees	$100,000	$—
Audit-related fees	$2,500	$—
Tax fees	$—	$—
All other fees	$—	$—

Moss Adams, LLP
Audit fees	$290,000	$508,200
Audit-related fees	$10,974	$—
Tax fees	$57,504	$72,500
All other fees	$30,583	$—

The Audit Committee pre-approved all services and fees provided by Frank, Rimerman and Moss Adams during fiscal years 2024 and 2023. Descriptions of fees billed are as follows:

Audit Fees

Audit fees consist of fees for the  non-integrated audit of QuickLogic’s annual consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, reviews of QuickLogic’s unaudited condensed consolidated interim financial statements included in the Company’s quarterly Form 10-Q filings, and fees relating to the filings of the Company’s Registration Statements on Form S-3, Form S-8, and Prospectus on Form 424(b)(5) during fiscal years 2024 and 2023.

Tax Fees

Tax fees consist of fees for tax compliance, tax advice, and tax planning.

Pursuant to the Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services, and related fees, provided to QuickLogic by our independent registered public accounting firm, or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible under the Securities Exchange Act of 1934, as amended, or the rules of the SEC. The Audit Committee pre-approved these services and fees regularly throughout the year.

The Audit Committee must approve all audit-related and permitted non-audit services to be performed by the independent registered public accounting firms prior to the commencement of such services. The Audit Committee approves such services on the basis that the services are compatible with the maintenance of the auditor’s independence in the conduct of its auditing functions. The independent registered public accounting firms present a fee proposal to the Audit Committee at mid-year for review. The approved fees determine the scope of their fiscal year services. Any audit or non-audit services outside that scope (whether service or amount) must be approved by the Audit Committee.

Vote Required and Recommendation of the Board of Directors

Approval of this proposal requires the affirmative vote of the holders of a majority in voting power of our common stock present in person or represented by proxy at a meeting at which a quorum is present. Abstentions will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against the proposal. Broker non-votes will not result from the vote on this Proposal No. 4.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"

THE RATIFICATION OF THE APPOINTMENT OF FRANK, RIMERMAN + CO. LLP AS QUICKLOGIC’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 28, 2025.

REPORT OF THE AUDIT COMMITTEE

This section shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission, is not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of QuickLogic under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

In accordance with the written charter adopted by the Audit Committee on December 20, 2004, the Audit Committee consists of at least three members and operates under such written charter.

Membership of the Audit Committee

Throughout Fiscal Year 2024, the Audit Committee consisted of Michael R. Farese, Christine Russell, and Joyce Kim. Ms. Russell became Chairman of the Committee in April 2006. Dr. Farese, Ms. Russell, and Ms. Kim have been determined by our Board of Directors to be independent according to SEC rules and the Nasdaq Capital Market’s listing standards. Ms. Kim was appointed to the Audit Committee subsequent to her appointment as a Company Director on December 8, 2021.

Audit Committee Financial Expert

Our Board of Directors has determined that Ms. Russell is an “Audit Committee Financial Expert” as defined in the SEC rules and regulations and also meets the standards of independence adopted by the SEC and the Nasdaq Capital Market for membership on an audit committee.

Role of the Audit Committee

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”). Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. Our independent registered public accounting firm is also responsible for auditing our system of internal control over financial reporting. The Audit Committee’s responsibility is: (i) to monitor and review these processes; (ii) to provide our Board of Directors with the results and recommendations derived from this monitoring; and (iii) to select, appoint for ratification by the Company’s stockholders, and compensate the independent registered public accounting firm. However, the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to the independence of the registered public accounting firm. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

The Audit Committee held five meetings during 2024. The meetings were designed to, among other things, facilitate and encourage communication among the Audit Committee, management and QuickLogic’s independent registered public accounting firm for Fiscal Year 2024, Frank, Rimerman.  The Audit Committee discussed with Frank, Rimerman the overall scope and plans for their audits and met with Frank, Rimerman with and without management present, to discuss the results of their examinations and their evaluation of QuickLogic’s internal controls. The purpose of the Audit Committee is to fulfill the Board of Director’s oversight responsibilities relating to our corporate accounting and reporting practices, the quality and integrity of our financial reports, compliance with laws, the maintenance of ethical standards and effective internal controls. During the meetings held in 2024 and thereafter, the Audit Committee reviewed and discussed, among other things:

•	the results of the 2024 independent audit of the consolidated financial statements and review of the Annual Report on Form 10‑K and Proxy Statement;
•	issues regarding accounting, administrative and operating matters noted during the 2024 audit;
•	requirements and responsibilities for audit committees;
•	the Company’s significant policies for accounting and financial reporting and the status and anticipated effects of changes in those policies;
•	the quarterly and annual procedures performed by our independent registered public accounting firm for Fiscal Year 2024;
•	the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public;

•

the ability and responsibility to institute special investigations, if necessary, and obtain advice and assistance from independent outside legal, accounting, or other services, with funding from the Company;

•	the quarterly consolidated unaudited financial statements and filings with the SEC;
•	related party transactions; and
•	other matters concerning QuickLogic’s accounting, financial reporting, and potential conflicts of interest.

Review of QuickLogic’s Audited Consolidated  Financial Statements for the Fiscal Year Ended December 29, 2024

The Audit Committee reviewed and discussed the Fiscal Year 2024 audited consolidated financial statements and the Company’s internal control over financial reporting with management and Frank, Rimerman, the Company’s independent registered public accounting firm. Specifically, the Audit Committee discussed with Frank, Rimerman the matters required to be discussed by ASC 250, Accounting Changes and Error Corrections. In addition, the Audit Committee discussed with Frank, Rimerman, Frank, Rimerman's independence from management and QuickLogic, including the matters covered by the written disclosures and letter received by QuickLogic from Frank, Rimerman as required by the applicable requirements of the Public Company Accounting Oversight Board.

On March 25, 2025, the Audit Committee reviewed QuickLogic’s audited consolidated financial statements and footnotes for inclusion in QuickLogic’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024, and the Company’s internal control over financial reporting. Based on this review and prior discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that QuickLogic’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 29, 2024, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Christine Russell (Chairman)

Joyce Kim

Michael R. Farese

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

QuickLogic is a "smaller reporting company" under Item 10 of Regulation S-K promulgated under the Exchange Act and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow the Company to provide less detail about its executive compensation program, the Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe the 2024 executive compensation program for our named executive officers.

Overview

QuickLogic’s compensation program is overseen and administered by the Compensation Committee of the Board of Directors (for purposes of this Compensation Discussion and Analysis, the Compensation Committee is referred to as the “Committee”), which consists entirely of independent directors as determined in accordance with various SEC and Nasdaq rules. The Committee operates under a written charter adopted by our Board. A copy of the charter is available free of charge at https://ir.quicklogic.com/governance-docs. The Committee has the responsibility of setting the compensation and evaluating the performance of our executive officers including our named executive officers (“NEOs”). Our NEOs for 2024 were:

•	Brian C. Faith, President and Chief Executive Officer;
•	Elias Nader, Senior Vice President and Chief Financial Officer; and
•	Timothy Saxe, Senior Vice President, Engineering and Chief Technology Officer.

For further information regarding each current NEO’s professional background, please refer to the section “Information About Our Executive Officers and Directors” under Item 1 of our Annual Report on Form 10-K for the year ended December 29, 2024, filed with the SEC on March 25, 2025.

Executive Summary

Our pay-for-performance philosophy forms the foundation of all decisions regarding the compensation of our NEOs and is important to our ability to attract and retain the highly qualified executive officers required to guide us as we continue to develop and execute on our strategic plan to build a solid revenue base and strategic relationships with key customers and leading silicon suppliers.

In 2024, we continued to provide compensation consistent with our philosophy, policies, and objectives:

•	A significant portion of our NEOs’ total compensation package was “at risk.”
•	Our NEOs received cash bonuses for 2024 based on company performance on measures related to revenues and non-GAAP operating profitability.

In addition, our compensation program reflects a number of “best practices” including:

•	reasonable, “double trigger” change of control severance benefits that become payable only upon an involuntary termination in connection with a change of control of the Company;
•	no tax gross ups in connection with a change of control of the Company;
•	clawback policy covering equity and cash incentive compensation of all Section 16 officers, including in compliance with Rule 10D-1 and related Nasdaq listing standards
•	insider trading policy that prohibits our executives, directors, and other employees from hedging or pledging our stock; and
•	no club memberships, personal use of corporate aircraft, or any other excessive executive perquisites.

Compensation Philosophy and Objectives

The Company’s philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The executive compensation programs and practices of the Company also are designed to, among other things:

•

attract and retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions in comparable companies in the technology industry;

•	motivate executive officers to achieve the Company’s business objectives through the use of an annual cash incentive compensation plan based on performance metrics tied to those objectives;
•	reward achievement of the Company’s short-term and long-term goals;
•

align the interests of executive officers with the long-term interests of stockholders through executive participation in equity-based compensation plans, and by making a significant amount of compensation dependent upon the achievement of business objectives; and

•	set compensation that is fair and reasonable and that discourages executives from exposing the Company to excessive risk.

Elements of Executive Compensation

The key elements of the compensation program for our NEOs are:

•	base salary;
•	performance-based incentive cash and equity compensation earned based on achieving corporate objectives; and
•	equity-based incentive compensation programs.

The Committee sets base salary with the goal of attracting and retaining highly qualified executive officers, including our NEOs, and adequately compensating and rewarding them on a day-to-day basis for the time they spend, the services they perform, and the skills and experience they bring to the Company. The Committee sets target cash incentive compensation and performance objectives to motivate our executive officers, including our NEOs, to achieve the performance objectives, thereby directly and meaningfully linking the achievement of the Company’s goals with their compensation. The Committee grants executive officers, including our NEOs, equity incentives to provide an incentive and reward for performance of key long-term business objectives and to help attract and retain these individuals. The Committee believes that the cash and equity incentive performance objectives and equity incentives align the interests of our NEOs and our stockholders while not encouraging our NEOs to expose the Company to excessive risk. In setting individual compensation levels for our NEOs, the Committee considers competitive market factors such as comparable compensation of similar individuals in similar companies as well as qualitative factors, such as experience, level of contribution, potential impact on company performance, and relative internal pay; and quantitative factors relating to corporate and individual performance. The Committee does not base its compensation decisions on any one single performance factor, nor does it specifically assign relative weights to any one performance factor; rather, it considers a mix of factors and individual performance is evaluated against that mix of performance factors.

Each of our NEOs is a party to a change in control arrangement. These arrangements are designed to provide our NEOs with certain payments and benefits if their employment with the Company is terminated in connection with a change of control. These arrangements are discussed in detail under the heading “Change of Control Severance Arrangements” below. The Board has determined that such payments and benefits are necessary to attract and retain our NEOs.

The Committee believes that our key elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of the Company’s compensation program.

Peer Group

The Committee, based on the recommendations of Compensia, an independent compensation consultant, has established certain criteria for selecting publicly traded companies constituting the peer group to be used by the Committee when evaluating executive compensation, Board of Director compensation, and equity trends (“Compensation Peer Group”). The Compensation Peer Group selection criteria is based on industry and financial comparability on the key metrics of (a) revenue of less than $100 million over the prior four quarters and (b) a 30-day market capitalization of $60 to $450 million. Although the parameters enabled the potential inclusion of a diverse set of companies, ultimately the Committee focuses on those companies that are similar in revenue and market capitalization, while also including those companies with which we compete for executive talent and/or compete with respect to business. Other criteria we consider includes whether the company was based in California, whether the company was included in QuickLogic’s prior peer group, whether the company identified QuickLogic as a peer for compensation purposes and whether the company was a fabless semiconductor company. These additional factors assist the Committee in choosing companies that would allow meaningful comparison given the primary region from which QuickLogic recruits key talent and the similarities in the business and operations with and among other fabless companies. For 2024 compensation decisions, we utilized the Compensation Peer Group below, as follows:

AEHR Test Systems	Iteris
American Superconductor	Network-1 Technologies
Atomera	NVE
BK Technologies	Pixelworks
CVD Equipment	Rigetti Computing
Everspin Technologies	SkyWater Technology
Evolv Tech Holdings	Sono-Tek
Identiv	Transphorm
Interlink Electronics	Turtle Beach
inTest

The Committee used the Compensation Peer Group as one of various factors in determining the total target cash compensation, base salary and target cash incentive compensation of our NEOs in 2024.

Cash-Based Compensation

Total Target Cash Compensation

NEO total target cash compensation consists of base salary and target cash incentive compensation. The Committee determines the base salary and target cash incentive compensation of the President and Chief Executive Officer and reviews and approves the base salaries and target cash incentive compensation for each of our other NEOs. The President and Chief Executive Officer may make recommendations to the Committee with respect to these elements of compensation of the NEOs other than himself, although the Committee retains complete discretion to accept or reject any recommendations.

In 2024, the total target cash compensation of our NEOs was as follows:

Name	Base Salary	Target Bonus as a Percentage of Base Salary	Target Bonus Amount	Total Target Cash Compensation
Brian C. Faith	$424,000	50%	$212,000	$636,000
Elias Nader	$324,480	50%	$162,240	$486,720
Timothy Saxe	$287,706	50%	$143,853	$431,558

Cash Incentive Compensation

2024 Bonus Program

Under our 2005 Executive Bonus Plan (the “Bonus Plan”), as amended, our NEOs participate in a performance-based cash and equity incentive compensation plan. Our Bonus Plan is a pay for performance plan that places each NEO’s incentive compensation at risk. Our Bonus Plan is intended to: (i) increase stockholder value and the success of the Company by motivating key employees to perform to the best of their abilities and work to achieve or exceed the Company’s objectives; and (ii) to reward achievement of the Company’s short-term and long-term business goals. Under the Bonus Plan, our NEOs are eligible to earn cash bonus incentive compensation based upon achieving certain performance goals and objectives relating to the Company. In addition, the Bonus Plan allows for increases in the payouts for incentive awards as performance increases versus Bonus Plan objectives. We have designed our Bonus Plan with the intent of encouraging NEOs to rise to a high level of performance and to motivate performance in line with the Company’s approved operating plan. The Company’s operating plan is developed by management and reviewed and approved by our Board on an annual basis. Achievement of the objectives set forth in the operating plan requires significant effort and skillful execution, because these objectives are intended to be challenging to foster the growth and development of QuickLogic. Likewise, the performance goals established under the Bonus Plan are intended to be greatly challenging and require very high levels of performance to achieve at target levels. The Committee has discretion to increase, reduce, or eliminate bonuses under the Bonus Plan.

In May 9, 2024, the Committee established the target bonuses and performance objectives under the Bonus Plan for 2024. The Committee determined that the primary business objectives for 2024 were to achieve revenue of $26.87 million for Fiscal Year 2024 and a proforma (non-GAAP) operating income of $5.9 million. Each objective would be equally weighed on a non-linear, percentage basis. For the revenue target, the payout factor ranged from zero to 2.75 corresponding to revenue of less than $20.13 million to $40.31 million, respectively. The proforma operating income payout factor ranged from zero to 5.00 for proforma operating income below $2.97 million to $17.85 million, respectively. Bonuses could be earned depending on the degree to which the Company met or exceeded the performance targets,

2024 Bonus Plan Results

Based on our level of achievement of the established 2024 performance goals, each NEO earned compensation of 75% of the NEOs' target revenue cash incentive and 16% of the NEOs' target operating income cash incentive. Equal weighing resulted in a 50% payout component for revenue and 0% for proforma operating income. Hence, the net performance payout was based on a 25% achievement of performance targets.

Equity-Based Compensation

The Committee believes that equity awards are an essential component of executive compensation. Equity awards are subject to vesting provisions to encourage our NEOs to remain employed with the Company and to align their interests with the long-term interests of our stockholders.

Our NEOs generally receive an equity award, approved by the Committee or the Board of Directors, when they join the Company. During each fiscal year, the Committee may grant our NEOs additional stock options or other equity awards. The Committee takes into consideration the NEOs’ relative responsibility, performance, and anticipated future contribution to Company performance. The Committee receives recommendations from the President and Chief Executive Officer on the amounts and terms of equity compensation to be awarded to the other NEOs. The Chief Executive Officer’s recommendations are based on the NEOs’ anticipated future performance, responsibilities, and potential impact on Company results. The Committee takes these factors as well as the Compensation Peer Group data into account when approving such awards.

The Committee also reviews prior equity awards to each NEO, including the number of shares that continue to be subject to vesting under prior equity awards, in determining the size of equity awards to each of our NEOs. If we grant stock options, they are granted with an exercise price per share equal to the closing market price of the Company’s common stock on the date of grant. The Committee did not grant any performance-based stock awards in 2024 and 2023.

On August 8, 2024, the Compensation committee voted to approve refresh retention RSU grants to the NEOs with such awards to be made at the Company's next regularly scheduled grant date. The RSU refresh, retention grants were subsequently issued on September 17, 2024, with a grant date of September 13, 2024. The RSUs vest over a two-year period with 50% vesting on the one-year anniversary of the grant date and 50% vesting on the second-year anniversary of the grant date, subject to each NEO's continued service through the applicable vesting dates.

Stock-based Policies

We do not currently have any equity or other security ownership policy that mandates ownership of certain amounts of our common stock by our NEOs. Under our insider trading policy, directors, officers, or employees are not allowed to margin the Company’s securities, use the Company’s securities as collateral to purchase the Company’s securities or the securities of any other issuer, short sell Company securities, either directly or indirectly, or trade in derivative securities related to the Company’s securities.

Change of Control Severance Arrangements

Consistent with our goals to attract and retain highly qualified executive officers and maintain a competitive executive compensation program, we previously entered into change of control agreements with each of our NEOs. These arrangements provide for certain “double trigger” severance benefits in connection with a change of control, as discussed in detail under the heading “Change of Control Agreements” below. It is expected that from time to time, we may consider the possibility of a corporate transaction such as a change of control. These transactions may be a distraction to our NEOs and can cause our NEOs to consider alternative employment opportunities. We entered into these change of control agreements to better ensure their continued dedication and objectivity notwithstanding the possibility or threat of a change of control, provide incentive for each NEO to continue employment with us and maximize stockholder value, and provide each NEO with enhanced financial security in these specified circumstances. The Committee believes that these change of control severance benefits are appropriate and reasonable as they are provided only upon an involuntary termination in connection with a change of control and do not become payable merely upon the occurrence of a change of control; provide for no tax gross-up or other excessive benefits to the NEOs; and are subject to the condition that each NEO agree to a release of claims in our favor. These benefits generally do not affect the Committee’s decisions regarding other elements of compensation.

Executive Perquisites

Our board of directors has approved a Policy for the Recovery of Erroneously Awarded Compensation, or clawback policy, in compliance with applicable rules of the SEC and Nasdaq. The clawback policy provides that, in the event of an “Accounting Restatement” (as defined in the clawback policy), the Company shall reasonably promptly recover any “Erroneously Awarded Compensation” (as defined in the clawback policy) received by any “Executive Officer” (i.e. any Section 16 officer who served during the performance period applicable to the Accounting Restatement), subject to limited exceptions to the extent permitted by the SEC and Nasdaq listing standards. We have filed a copy of our clawback policy as Exhibit 97 in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The clawback policy is effective as of November 30, 2023.

Clawback of Awards in the Event of an Accounting Restatement

The Company’s NEOs are eligible to participate in the Company’s 401(k) Plan and other benefits available generally to other employees of the Company. Mr. Saxe receives cash car allowances. Mr. Faith and Mr. Nader do not receive a car allowance. Our NEOs do not receive club memberships, personal use of corporate aircraft, or any other perquisites or personal benefits.

Tax Considerations

Our Board has reviewed the impact of tax and accounting treatment on the various components of our executive compensation program and has determined that limitations on deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code, which generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and other highly compensated executive officers to one million dollars per individual, per year. On December 22, 2017, the Tax Cuts and Jobs Act repealed the exception to the limit on deductibility for performance-based compensation that met certain requirements.

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs, due in part to the large net operating loss carry forward available to the Company for tax reporting purposes. We believe that achieving the compensation objectives discussed earlier is more important than the benefit of tax deductibility and our executive compensation programs may, from time to time, limit the tax deductibility of compensation.

Equity Incentive Grant Policies

The Committee administers our equity-based plans, although either our Board or the Committee may grant stock options or other equity awards to our NEOs. During 2024, equity awards were granted to our NEOs in the form of restricted stock units that vest based on continued service. Our NEOs are generally granted equity awards when they join the Company and they may receive additional equity grants as part of a refresh grant, upon promotion, or for individual performance. Our President and Chief Executive Officer recommends the timing, size, and terms of equity awards for NEOs other than himself, although the Committee is not obligated to approve these recommendations. Individual grants are based on position, individual performance, expected contribution, and market data for similar positions, if available.

The Compensation Committee has implemented certain general policies relating to grants of stock options, RSUs and other awards, which policies apply to our NEOs. Specifically, the Committee has determined that, whenever stock options, RSUs and other awards are granted, they shall be granted on: (i) the second and fourth Thursdays of the Company’s fiscal month (each a “Regular Grant Date”), or on the date the last director or Committee member approves such grants if not approved prior to the Regular Grant Date; (ii) on the date of a pre-scheduled Board of Directors or Committee meeting; or (iii) on such other date established in advance by the Board of Directors or Committee. The Company intends that future equity awards be made on a similar schedule. Option grants or other equity awards to NEOs may be approved at a properly constituted meeting of the Board of Directors or Committee or by the unanimous written consent of the directors or Committee members. Generally, our unanimous written consents are executed electronically, to ensure the date of approval is certain. All required documentation, including the list of recommended equity awards by recipient and the terms of the award, are sent to the Board of Directors or Committee prior to the meeting. The Committee believes that this practice will ensure that the exercise price of the options or other awards are based on the fair market value of our common stock on the date of grant and that the approval process results in grants made on a planned grant date. We have not and do not plan in the future to coordinate the timing of the release of material non-public information for the purpose of affecting the value of executive compensation (including equity award grants).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management.

Based on the Compensation Committee’s review and discussion noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

MEMBERS OF THE COMPENSATION COMMITTEE

Michael R. Farese

Christine Russell

Gary H. Tauss (Chairman)

SUMMARY COMPENSATION TABLE

FOR FISCAL YEARS ENDED DECEMBER 29, 2024 AND DECEMBER 31, 2023

The following table sets forth Fiscal Year 2024 and Fiscal Year 2023 compensation information for our Fiscal Year 2024 NEOs. We have elected to follow the scaled disclosure requirements applicable to Smaller Reporting Companies with respect to the Summary Compensation Table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)(5)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Brian C. Faith	2024	$424,000	$—	$1,000,428	$—	$46,812	$—	$—	$1,471,241
President & CEO	2023	$354,432	$—	$846,528	$—	$244,432	$—	$—	$1,445,392

Elias Nader	2024	$324,480	$—	$584,581	$—	$39,450	$—	$—	$948,511
CFO, SVP Finance	2023	$312,000	$—	$309,727	$—	$215,169	$—	$—	$836,896

Timothy Saxe	2024	$287,706	$—	$557,066	$—	$32,519	$—	$9,000	$886,290
Sr. VP of Engineering and CTO	2023	$276,640	$—	$448,974	$—	$171,705	$—	$9,000	$906,319

(1)

The amounts reflect the aggregate grant date fair value of equity-based awards computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of values of the awards are set forth under Note 13 to our consolidated financial statements entitled “Stock-Based Compensation” in our Annual Report on Form 10-K for Fiscal Year 2024, filed with the SEC on March 25, 2025.

(2)	These were the amounts earned by the NEOs based on Fiscal Year 2024 performance under the Bonus Plan.
(3)	The Company does not have a defined benefit pension plan or a non-qualified deferred compensation plan.
(4)

The amount shown for Mr. Saxe represents a cash automobile allowance. No NEO received perquisites exceeding $10,000 and no NEO had tax planning or other reimbursable personal expenses in 2024 or 2023. The Company does not provide the NEOs with perquisites or personal benefits during or after the NEO’s employment, except as disclosed in this Proxy Statement.

(5)	Fiscal year 2024 amounts include certain RSU grants previously disclosed that related to tax liabilities that are not considered compensation. The dollar equivalent of these grants was $155,669 for Brian C. Faith, $63,932 for Elias Nader, and $112,845 for Timothy Saxe.

GRANTS OF PLAN-BASED AWARDS

FOR FISCAL YEAR ENDED DECEMBER 29, 2024

The following table sets forth, for the fiscal year ended December 29, 2024, certain information regarding incentive awards granted to the NEOs.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards ($)

Brian C. Faith	8/8/2024	9/13/2024	—	$212,000	—	—	—	—	99,515	—	761,290

Elias Nader	8/8/2024	9/13/2024	—	$162,240	—	—	—	—	56,908	—	435,346

Timothy Saxe	8/8/2024	9/13/2024	—	$143,853	—	—	—	—	53,613	—	410,139

(1)

Represents cash incentive award opportunities for our NEOs under the Bonus Plan. There were no thresholds or maximum payment amounts in 2024. A description of the Bonus Plan for Fiscal Year 2024 is included in the "Compensation Discussion and Analysis" above.

(2)	Represents target award opportunities under performance restricted stock units (PRSUs) awards under the 2019 Stock Plan. No PRSUs were awarded or granted in 2024.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

FOR FISCAL YEAR ENDED DECEMBER 29, 2024

The following table sets forth certain information concerning outstanding equity awards held by the NEOs as of December 29, 2024:

		Option Awards						Stock Awards
Name		Number of Securities Underlying Unexercised Options (1) Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Brian C. Faith	(1)	41,480	—	—	$12.05	9/7/2026	(3)	34,456	$339,736	—	—
		—	—	—	—	—	(5)	65,059	$641,482	—	—

Elias Nader		—	—	—	—	—	(4)	14,019	$138,227	—	—
		—	—	—	—	—	(3)	13,126	$129,422	—	—
		—	—	—	—	—	(5)	29,763	$293,463	—	—

Timothy Saxe	(1)	6,222	—	—	$12.05	9/7/2026	(3)	16,408	$161,783	—	—
		—	—	—	—	—	(5)	37,205	$366,841	—	—

(1)	25% of these options vested one year after September 8, 2016 and 1/48th per month of service thereafter.
(2)	25% of these RSUs vest one year after February 10, 2022 and 25% vests per year of service thereafter.
(3)	50% of these RSUs vest one year after August 24, 2023 and 50% vests on the second year of service thereafter.
(4)	50% of these RSUs vested one year after September 13, 2024 and 50% vests on the second year of service thereafter.

OPTION EXERCISES AND STOCK VESTED

FOR FISCAL YEAR ENDED DECEMBER 29, 2024

The following table sets forth the number of option awards exercised by, and stock awards vested for each of our NEOs during Fiscal Year 2024:

	Option Awards		Stock Awards
Name	Number of shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Brian C. Faith	—	$—	108,315	$1,000,428
Elias Nader	—	$—	58,033	$584,581
Timothy Saxe	—	$—	58,773	$557,066

(1)

Represents the number of shares that vested during Fiscal Year 2024 multiplied by the closing price of our common stock as reported on the Nasdaq Capital Market on the applicable vesting date, excluding any tax obligations incurred in connection with such vesting.

Equity Compensation Plan Summary

The following table sets forth certain information as of the end of the most recently completed fiscal year (December 29, 2024) with respect to compensation plans (including individual compensation arrangements) under which equity securities of the registrant are authorized for issuance, aggregated as follows:

i.	All compensation plans previously approved by security holders; and
ii.	All compensation plans not previously approved by security holders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights as of December 29, 2024 (1)	Weighted Average Exercise Price of Outstanding Options (2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans as of December 29, 2024 (3)
Equity compensation plans approved by stockholders	717,546	$12.05	186,236
Equity compensation plans not approved by stockholders	—	$—	—

(1)	This number includes 47,702 options and 598,775 RSUs outstanding under the 2009 Plan and the 2019 Plan respectively.
(2)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSU awards, which have no exercise price.
(3)	This number includes 65,407 shares available for future grant under our 2019 Stock Plan and 120,829 shares available for future issuance under our 2009 Employee Stock Purchase Plan.

Post-Employment and Change of Control Compensation

Payments Made Upon Termination

Regardless of the manner in which a NEO’s employment terminates, each NEO is entitled to receive amounts earned during each their term of employment, including base salary, incentive compensation (provided the NEO is employed on the last day of the performance period), and the vested portion of their equity awards. Our Compensation Committee may, at its discretion, approve the payment of incentive compensation if a NEO is not employed on the last day of the reporting period. Except for compensation payments associated with our standard change of control agreements or payments made to a third party arising from indemnification, the Company does not have any written or unwritten payment obligations to our NEOs upon their resignation, severance, or retirement. The Compensation Committee may decide to approve such payments in the future. The Company is not aware of any existing arrangements, the operation of which may result in a change of control of the Company.

Change of Control Agreements

The Company has entered into a change of control severance agreement (“Change of Control Agreement” or “Agreement”) with each of the NEOs. The Compensation Committee of the Board of Directors reviews the form of these agreements every year. The Company’s standard form of Change of Control Agreement is attached as an exhibit to our annual report on Form 10‑K. The Agreements provide that if the Company experiences a change of control, as defined in the Agreements, and such NEO's employment with the Company terminates as a result of an “Involuntary Termination” within three months prior to or twelve months following the change of control, the Company will provide the following to the NEO:

•

A cash payment equal to 100% of their annual cash compensation (that is, base salary plus 100% of the target incentive compensation for the year, each as in effect on the last day of employment or immediately prior to the change of control, whichever target incentive compensation is greater) plus 100% of any unpaid bonus and incentive compensation declared prior to the date of any such termination.

•

Continued coverage through COBRA under the Company’s group health, dental, and vision care plans at the same cost to the NEO as in effect on the last day of employment or immediately prior to the change of control, whichever cost is lower, for a period which is the lesser of (i) the date he or she is no longer eligible to receive continuation coverage pursuant to COBRA, or (ii) twelve months following the date of any such termination.

•

Full vesting acceleration of outstanding equity awards granted by the Company prior to the change in control and a post-termination exercisability period of up to 3 months with respect to any such stock options.

The terms of the Change of Control Agreements also provide:

•

In the event that the severance and other benefits provided for or otherwise payable to the NEO (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the NEO’s change of control benefits shall be either delivered in full, or delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the NEO on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

•	That such payments be made in a lump sum within 30 days of the Involuntary Termination, as defined in the Agreement.

•

That the NEOs shall be entitled to the severance benefits provided they sign a general release of claims substantially the same as the form included in the Company’s standard Change of Control Agreement.

•

Change of control generally is defined as the occurrence of any of the following: (i) consummation of a merger or consolidation of the Company with any other corporation, other than a transaction that would result in the Company’s voting securities outstanding immediately prior thereto continuing to represent more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction; (ii) approval by the Company stockholders of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) any person becoming the beneficial owner, directly or indirectly, of Company securities representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or (iv) a change in the composition of the Board, as a result of which fewer than a majority of the directors are directors who either (A) are directors of the Company as of the date of the Change of Control Agreement, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transactions described in subsections (i), (ii), or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

•

Cause generally is defined as (i) any act of personal dishonesty taken by the individual in connection with his or her responsibilities as an employee which is intended to result in his or her substantial personal enrichment, (ii) the individual’s conviction of a felony which the Board reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business, (iii) a willful act by the individual which constitutes misconduct and is injurious to the Company, or (iv) continued willful violations by the individual of his or her obligations to the Company after there has been delivered to him or her a written demand for performance from the Company describing the basis for the Company’s belief that the individual has not substantially performed his or her duties, and a period of 30 days following the date of delivery of such written demand for the individual to cure such violations.

•

Involuntary Termination generally is defined as without the individual’s express written consent, (i) a significant reduction of the individual’s duties, position or responsibilities relative to the individual’s duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the individual from such position, duties and responsibilities, unless the individual is provided with comparable duties, position and responsibilities; (ii) a substantial reduction without good business reasons, of the facilities and perquisites (including office space and location) available to the individual immediately prior to such reduction; (iii) a reduction by the Company of the individual’s base salary or target incentive compensation as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the individual is entitled immediately prior to such reduction with the result that the individual’s overall benefits package is significantly reduced; (v) without the individual’s express written consent, the relocation of the individual to a facility or a location more than 50 miles from his or her current location; (vi) any purported termination of the individual by the Company which is not effected for Cause, as defined in the agreement, or for which the grounds relied upon are not valid; or (vii) the failure of the Company to obtain the assumption of the Change of Control Agreement by any successors, as defined in the Change of Control Agreement, provided however, that the individual has given notice of any such condition within 90 days of its initial existence and the Company has been given a cure period of at least 30 days.

The following table describes the severance benefits which would be owed by the Company to each of the NEOs upon their Involuntary Termination at any time three months prior to or twelve months after a change of control, as defined in our Change of Control Agreements with our NEOs. The amounts shown are based upon target cash compensation and in-the-money unvested equity awards outstanding for each individual assuming that each NEO’s Involuntary Termination occurred on December 29, 2024.

Name	Severance Base Salary	Severance Incentive Cash Compensation	Other Benefits (1)	Equity Awards (Stock Options and RSUs) (2)
Brian C. Faith	$424,000	$212,000	$40,688	$981,218
Elias Nader	$324,480	$162,240	$26,088	$561,113
Timothy Saxe	$287,706	$143,853	$23,676	$528,624

(1)

For other benefits, the amount in this column represents COBRA costs for the provision of annual health benefits, $23,112 and $31,200 for Timothy Saxe and Elias Nader, respectively, and $9,000 in a cash automobile allowance for Timothy Saxe.

(2)

For stock options, the amount in this column represents the intrinsic value of the acceleration of vesting of any stock options that vest upon the event. Intrinsic value is the difference between the exercise price of the stock option and the closing price of our common stock on the date the triggering event occurred, which was $9.86 on December 27, 2024 (the last trading day of the fiscal year ended December 29, 2024). In accordance with SEC guidelines, no amount is shown for any stock option the intrinsic value of which is $0 or less. The acceleration value of RSUs and PRSUs is calculated as the closing price of our common stock which was $9.86 on December 27, 2024 (the last trading day of the fiscal year ended December 29, 2024), multiplied by the number of shares being accelerated (for PRSUs, assuming acceleration of target number of shares).

In addition to the indemnification provided for in the Company’s certificate of incorporation and bylaws, the Company has entered into agreements to indemnify its current and former directors and executive officers. The Company’s standard form of Indemnification Agreement is attached as an exhibit to our annual report on Form 10‑K. These agreements, among other things, provide for indemnification of the Company’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer of the Company, any subsidiary of the Company, or any other company or enterprise to which the person provided services at the Company’s request.

CEO Pay Ratio

For the 2024 fiscal year, the ratio of the annual total compensation of Brian C. Faith, our President and Chief Executive Officer (“CEO Compensation”), to the median of the annual total compensation of all of our employees other than our Chief Executive Officer (“Median Annual Compensation”) was 5.78 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below. In this summary, we refer to the employee who received such Median Annual Compensation, who was selected in a manner consistent with Item 402(u) of Regulation S-K, as the “Median Employee.” For purposes of this disclosure, the date used to identify the Median Employee was December 29, 2024 (the “Determination Date”).

CEO Compensation for purposes of this disclosure represents the total compensation reported for Mr. Faith in the “Summary Compensation Table” for the 2024 fiscal year. For the purposes of this disclosure, Median Annual Compensation was $201,825 and was calculated by totaling for our Median Employee all applicable elements of compensation for the 2024 fiscal year in accordance with Item 402(c)(2)(x) of Regulation S-K.

To identify the Median Employee, we first determined our employee population as of the Determination Date for purposes of the calculation. We measured compensation for 48 employees (44 employees in the U.S. and 4 employees outside the U.S.), representing all full-time, part-time, seasonal and temporary employees of us and our consolidated subsidiaries as of the Determination Date, excluding Mr. Faith and, as permitted by Item 402(u) of Regulation S-K, excluding any independent contractors or “leased” workers and (ii) 8 non-U.S. employees (consisting of  4 employees in Canada, 2 employees in the UK, 1 employee in Taiwan, and 1 employee in Japan). We then measured compensation for the period beginning on January 1, 2024, and ending on December 29, 2024, for these employees. This compensation measurement was calculated by totaling, for each employee, gross taxable earnings, including salary, wages, tips, and other compensation as shown in our payroll and human resources records for 2024. A portion of our employee workforce worked for less than the full fiscal year due to commencing employment after the beginning of the fiscal year. In determining the Median Employee, we annualized the compensation for such individuals.

Pay Versus Performance

The following table sets forth compensation information and financial performance measures for the three most recent fiscal years. We have elected to follow the scaled disclosure requirements applicable to Smaller Reporting Companies with respect to the Pay Versus Performance Table. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.” Fair value amounts below are computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles. Total shareholder return has been calculated in a manner consistent with Item 402(v) of Regulation S-K.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Total Shareholder Return	Net Income (Loss)
(a)	(b)	(c)	(d)	(e)	(f)	(h)
2024	$1,471,241	$1,419,065	$917,401	$904,071	$192.95	$(3,841,000)
2023	$1,445,392	$1,439,624	$871,608	$866,818	$365.70	$(263,000)
2022	$1,338,135	$1,310,401	$684,160	$599,787	$97.35	$(4,267,000)

(1)	For all years in question, our Principal Executive Officer (PEO) was the Company’s President and Chief Executive Officer, Brian C. Faith.
(2)

Compensation Actually Paid to PEO reflects the exclusions and inclusions related to timing variations. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Equity Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Compensation of Non-Employee Directors

The following table sets forth the annual compensation paid or accrued by the Company to or on behalf of the non-employee directors of the Company for the fiscal year ended December 29, 2024.

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	All Other Compensation ($)	Total ($)
Michael R. Farese	$54,876	$60,971	$—	$115,847
Joyce Kim	$32,946	$24,786	$—	$57,732
Andrew J. Pease	$34,476	$24,786	$—	$59,262
Christine Russell	$36,006	$24,786	$—	$60,792
Gary H. Tauss	$33,456	$24,786	$—	$58,242

(1)

Brian C. Faith, the Company’s President and Chief Executive Officer is not included in this table. Mr. Faith was an employee of the Company during Fiscal Year 2024 and therefore received no compensation for his services as a director. The compensation received by Mr. Faith as an employee of the Company is shown in the Summary Compensation Table in this Proxy Statement.

(2)

Directors who are not employees of the Company received an annual retainer of $30,800 for serving as a director of the Company. Directors receive annual leadership compensation awards as follows: Chairman of the Board, Chairman of the Audit Committee, Chairman of the Compensation Committee, Chairman of the Nominating and Corporate Governance Committee, members of the Audit Committee, and members of the Compensation Committee, receive annual leadership compensation awards of $22,500, $3,000, $2,000, $1,500, $1,500, and $1,500, respectively. Only one leadership compensation award per committee is earned by each director. Retainers are paid quarterly. The Company reimburses all directors for travel, lodging, and other expenses related to their service on the Board.

(3)

On September 13, 2024, the Company granted RSUs to the members of the Board of Directors as follows: Chairman Michael R. Farese was granted 7,970 RSUs with a grant date value of $60,971, Directors Andrew J. Pease, Christine Russell, Gary H. Tauss, and Joyce Kim were each granted 3,240 RSUs with a grant date value of $24,786. The fair market value of the Company's stock at the grant date of September 13, 2024, was $7.65.

(4)	Radhika Krishnan stepped down from the Board of Directors effective March 31, 2024.

The following table reports the outstanding RSUs, and outstanding stock options held by non-employee directors on December 29, 2024:

(1)	Radhika Krishnan stepped down from the Board of Directors effective March 31, 2024

QuickLogic has agreed to indemnify each director and NEO against certain claims and expenses for which the director or NEO might be held liable in connection with past or future services to QuickLogic and its subsidiaries. QuickLogic maintains insurance policies insuring its directors and NEOs against such liabilities.

SECURITY OWNERSHIP

The following table sets forth certain information regarding our common stock beneficially owned as of March 10, 2025 by (i) each person who is known by QuickLogic to own beneficially more than 5% of QuickLogic’s common stock, (ii) each director of QuickLogic, (iii) each of the NEOs listed in the Summary Compensation Table, and (iv) all directors and executive officers of QuickLogic as a group. Shares of common stock subject to options that are exercisable within 60 days of March 10, 2025, are deemed to be outstanding and beneficially owned by the person holding the option for the purpose of computing the percentage of ownership for that person but are not treated as outstanding for the purpose of computing the beneficial ownership of any other person. This table is based on information provided to QuickLogic or filed with the SEC by QuickLogic’s directors, executive officers, and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

Unless otherwise indicated, the address for each stockholder listed in the following table is c/o QuickLogic Corporation, 2220 Lundy Avenue, San Jose, California 95131. Applicable percentage ownership in the following table is based on 15,542,072 shares of common stock outstanding as of  March 10, 2025.

Title of Class: Common Stock $0.001 par value
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class Owned
Security Ownership of Certain Beneficial Owners:
State of Wisconsin Investment Board	1,655,600	10.7%
Kopp Emerging Growth Fund	1,550,000	10.0%
Dimensional Fund Advisors LP	1,176,350	7.6%
BlackRock, Inc.	849,298	5.5%
The Vanguard Group (2)	809,529	5.2%
Ben Andrews (3)	765,533	4.9%

Security Ownership of Management:
Brian C. Faith	193,584	1.2%
Michael R. Farese	37,240	*
Joyce Kim	9,900	*
Elias Nader	62,785	*
Andrew J. Pease	28,311	*
Christine Russell	7,888	*
Timothy Saxe	107,339	*
Gary H. Tauss	18,263	*
All executive officers and directors as a group (9 persons)	465,310	1.5%

*	Represents beneficial ownership of less than 1% of the outstanding common stock
(1)

This column consists of outstanding shares plus RSUs and stock option shares issuable within 60 days of March 10, 2025, which is May 9, 2025, with respect to current NEOs, Directors and Directors Nominees.

(2)

Based solely on a Schedule 13G (the “Vanguard 13G”) filed by The Vanguard Group (“Vanguard”) on February 13, 2024, with respect to shares of QuickLogic common stock beneficially owned by Vanguard as of December 29, 2023. Based solely on the Vanguard 13G, Vanguard has sole dispositive power with respect to 804,285 shares of QuickLogic common stock and shared dispositive power with respect to 5,244 shares of QuickLogic common stock, and therefore, Vanguard may be deemed to have beneficial ownership with respect to 809,529 shares of QuickLogic common stock. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Based solely on a Schedule 13G (the “Ben Andrews Revocable Trust 13G”) filed by Ben Andrews on January 4, 2024, with respect to shares of QuickLogic common stock beneficially owned by Ben Andrews as of December 31, 2023. Based solely on the Ben Andrews Revocable Trust 13G, Ben Andrews has sole dispositive power with respect to 765,533 shares of QuickLogic common stock. The principal business address of Ben Andrews Revocable Trust is 1307 NW 52nd Terrace., Gainesville, FL 32605.

(4)	Radhika Krishnan stepped down from the Board of Directors effective March 31, 2024.

TRANSACTIONS WITH RELATED PERSONS

The Company has entered into Change of Control Agreements with its NEOs and other executive officers. These are discussed under “Post Employment and Change of Control Compensation” above.

The Company has entered into agreements to indemnify its current and former directors and executive officers, in addition to the indemnification provided for in the Company’s certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of the Company’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer or the corporate controller of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at the Company’s request.

The charter of the Audit Committee of the Board of Directors specifies that the Audit Committee review and pre-approve related party transactions as such term is defined by SEC rules and regulations. The Nominating and Corporate Governance Committee of the Board of Directors, under the terms of its charter, considers questions of possible conflicts of interest of members of the Board and of executive officers, and reviews actual and potential conflicts of interest of members of the Board and executive officers, clearing the involvement of such persons in matters that may involve a conflict of interest. In addition, the Company’s Code of Conduct and Ethics clarifies that no officer or any member of their family may supply goods or services to QuickLogic without approval.

There were no related party transactions required to be disclosed during Fiscal Year 2024.

OTHER MATTERS

The Board of Directors knows of no other matter that will be presented for consideration at the Annual Meeting of Stockholders. If any other matter is properly brought before the meeting, it is the intention of the persons acting as proxies to vote on such matter in accordance with their best judgment.

By Order of the Board of Directors

Brian C. Faith
President and Chief Executive Officer

March 27, 2025

QUICKLOGIC CORPORATION
2220 LUNDY AVENUE
SAN JOSE, CA 95131
ATTN: LEGAL DEPARTMENT

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
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NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
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02 0000000000

1. Election of two class II Directors for a term of three years expiring on the date on which the Company's Annual Meeting is held in 2028

Nominees

01) Gary Tauss 02) Joyce Kim

The Board of Directors recommends you vote FOR the following proposals:

Proposal	For	Against	Abstain
2. To approve an amendment of the ESPP Plan to increase authorized shares of the ESPP Plan by 200,000;	☐	☐	☐
3. To approve an amendment of the 2019 Stock Plan to increase authorized shares of the 2019 Stock Plan by 1,100,000;	☐	☐	☐
4. To ratify the appointment of Frank, Rimerman & Co. LLP as the Company's independent auditors for the 2025 fiscal year; and	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

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0000665482_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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QUICKLOGIC CORPORATION
Annual Meeting of Stockholders
May 8, 2025 10:00 AM
This proxy is solicited by the Board of Directors

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000665482_2 R1.0.0.2

Your **Vote** Counts!

QUICKLOGIC CORPORATION

2025 Annual Meeting

Vote by May 07, 2025

11:59 PM ET

QUICKLOGIC CORPORATION
2220 LUNDY AVENUE
SAN JOSE, CA 95131
ATTN: LEGAL DEPARTMENT

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322,224
148,294

Ricky Campana
P.O. Box 123456
Suite 500
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QuickLogic Corporation
2220 Lundy Avenue
San Jose, CA 95131

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This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

SHARE CLASSES REPRESENTED FOR VOTING

THE COMPANY NAME INC. - COMMON ASDFGHJKL	123456789.1234
THE COMPANY NAME INC. - CLASS A	123456789.1234
THE COMPANY NAME INC. - CLASS B	123456789.1234
THE COMPANY NAME INC. - CLASS C	123456789.1234
THE COMPANY NAME INC. - CLASS D	123456789.1234
THE COMPANY NAME INC. - CLASS E	123456789.1234
THE COMPANY NAME INC. - CLASS F	123456789.1234
THE COMPANY NAME INC. - 401 K	123456789.1234

Voting Items	Board Recommends
1. Election of two class II Directors for a term of three years expiring on the date on which the Company's Annual Meeting is held in 2028 **Nominees:** 01) Gary Tauss 02) Joyce Kim	For
2. To approve an amendment of the ESPP Plan to increase authorized shares of the ESPP Plan by 200,000;	For
3. To approve an amendment of the 2019 Stock Plan to increase authorized shares of the 2019 Stock Plan by 1,100,000;	For
4. To ratify the appointment of Frank, Rimerman & Co. LLP as the Company's independent auditors for the 2025 fiscal year; and	For

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